      As filed with the Securities and Exchange Commission on May 25, 2001
                                                        Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
       HOST MARRIOTT CORPORATION                      HOST MARRIOTT, L.P.
 (Exact name of registrant as specified   (Exact name of registrant as specified
      in its governing instrument)               in its governing instrument)

      Maryland        53-0085950                   Delaware       52-2095412
      (State of        (I.R.S.                     (State of       (I.R.S.
   Incorporation)      Employer                  Organization)     Employer
                    Identification                              Identification
                       Number)                                     Number)

    For additional co-registrants, see "table of co-registrants" immediately following this cover page.

                                --------------
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                  301-380-9000
         (Address and telephone number of principal executive offices)

                                --------------
                             Robert E. Parsons, Jr.
              Executive Vice President And Chief Financial Officer
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                                 (301) 380-9000
           (Name, address and telephone number of agent for service)

                                --------------
                                    Copy to:
                          J. Warren Gorrell, Jr., Esq.
                            Bruce W. Gilchrist, Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                                 (202) 637-5600

                                --------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   Proposed
                                                   Maximum
                                                  Aggregate        Amount of
                                                   Offering       Registration
 Title of Class of Securities Being Registered     Price(1)          Fee(1)
-------------------------------------------------------------------------------
Common Stock, Preferred Stock, Depositary
 Shares, Warrants, Subscription Rights(2) and
 Preferred Stock Purchase Rights(3) of Host
 Marriott Corporation.........................  $  550,000,000(4)   $  --   (4)
Senior Notes of Host Marriott, L.P. ..........  $1,000,000,000      $250,000
Guarantees of the Co-Registrants of the Senior
 Notes(5).....................................        --               --
 Total........................................  $1,550,000,000      $250,000(4)
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Determined pursuant to Rule 457(o).
(2) Rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants.
(3) The Preferred Stock Purchase Rights are initially carried and traded with the Common Stock. The value of the Preferred Stock Purchase Rights, if any, is reflected in the value of the Common Stock.
(4) This $550,000,000 in securities of Host Marriott Corporation was previously registered on Registration Statement No. 333-67907 and is being carried forward pursuant to Rule 429 under the Securities Act of 1933. A registration fee of $162,250 for such $550,000,000 in securities has already been paid.
(5) No separate consideration will be received from purchasers of Senior Notes of Host Marriott, L.P. with respect to these Guarantees. Therefore, no registration fee is attributable to the Guarantees.
                                --------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
   Pursuant to Rule 429 under the Securities Act of 1933, the Host Marriott Corporation prospectus included in this registration statement is a combined prospectus relating also to up to $550,000,000 of unsold securities registered under Registration Statement No. 333-67907 previously filed by Host Marriott Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                         Primary
                                          State of       Standard
                                            other       Industrial      IRS
                                        Jurisdiction  Classification  Employer
Name                                    of Formation   Code Number     Number
----                                    ------------- -------------- ----------
HMH Rivers, L.P. .....................    Delaware         7011      52-2126158
HMH Marina LLC........................    Delaware         7011      52-2095412
HMC SBM Two LLC.......................    Delaware         7011      52-2095412
HMC PLP LLC...........................    Delaware         7011      52-2095412
HMC Retirement Properties, L.P. ......    Delaware         7011      52-2126159
HMH Pentagon LLC......................    Delaware         7011      52-2095412
Airport Hotels LLC....................    Delaware         7011      52-2095412
Chesapeake Financial Services LLC.....    Delaware         7011      52-2095412
HMC Capital Resources LLC.............    Delaware         7011      52-2095412
YBG Associates LLC....................    Delaware         7011      52-2059377
PRM LLC...............................    Delaware         7011      52-2095412
Host Park Ridge LLC...................    Delaware         7011      52-2095412
Host of Boston, Ltd...................  Massachusetts      7011      59-0164700
Host of Houston, Ltd..................      Texas          7011      52-1874034
Host of Houston 1979..................    Delaware         7011      95-3552476
Philadelphia Airport Hotel LLC........    Delaware         7011      52-2095412
HMC Hartford LLC......................    Delaware         7011      52-2095412
HMH Norfolk LLC.......................    Delaware         7011      52-2095412
HMH Norfolk, L.P. ....................    Delaware         7011      52-2039042
HMC Park Ridge LLC....................    Delaware         7011      52-2095412
HMC Partnership Holdings LLC..........    Delaware         7011      52-2095412
HMC Suites LLC........................    Delaware         7011      52-2095412
HMC Suites Limited Partnership........    Delaware         7011      52-1632307
Wellsford-Park Ridge Host Hotel
 Limited Partnership..................    Delaware         7011      52-6323494
City Center Interstate Partnership
 LLC..................................    Delaware         7011      52-2095412
Farrell's Ice Cream Parlor Restaurants
 LLC..................................    Delaware         7011      52-2095412
HMC Burlingame LLC....................    Delaware         7011      52-2095412
HMC California Leasing LLC............    Delaware         7011      52-2095412
HMC Capital LLC.......................    Delaware         7011      52-2095412
HMC Grand LLC.........................    Delaware         7011      52-2095412
HMC Hotel Development LLC.............    Delaware         7011      52-2095412
HMC Mexpark LLC.......................    Delaware         7011      52-2095412
HMC Polanco LLC.......................    Delaware         7011      52-2095412
HMC NGL LLC...........................    Delaware         7011      52-2095412
HMC OLS I L.P. .......................    Delaware         7011      52-2095412
HMC RTZ Loan I LLC....................    Delaware         7011      52-2095412
HMC RTZ II LLC........................    Delaware         7011      52-2095412
HMC Seattle LLC.......................    Delaware         7011      52-2095412
HMC Swiss Holdings LLC................    Delaware         7011      52-2095412
HMC Waterford LLC.....................    Delaware         7011      52-2095412
HMH Restaurants LLC...................    Delaware         7011      52-2095412
HMH Rivers LLC........................    Delaware         7011      52-2095412
HMH WTC LLC...........................    Delaware         7011      52-2095412
HMP Capital Ventures LLC..............    Delaware         7011      52-2095412
HMP Financial Services LLC............    Delaware         7011      52-2095412
Host La Jolla LLC.....................    Delaware         7011      52-2095412

                                                        Primary
                                                        Standard
                                      State of other   Industrial      IRS
                                       Jurisdiction  Classification  Employer
Name                                   of Formation   Code Number     Number
----                                  -------------- -------------- ----------
City Center Hotel Limited
 Partnership.........................   Minnesota         7011      41-1449758
MFR of Illinois LLC..................    Delaware         7011      52-2095412
MFR of Vermont LLC...................    Delaware         7011      52-2095412
MFR of Wisconsin LLC.................    Delaware         7011      52-2095412
PM Financial LLC.....................    Delaware         7011      52-2095412
PM Financial LP......................    Delaware         7011      52-2131022
HMC Chicago LLC......................    Delaware         7011      52-2095412
HMC HPP LLC..........................    Delaware         7011      52-2095412
HMC Desert LLC.......................    Delaware         7011      52-2095412
HMC Hanover LLC......................    Delaware         7011      52-2095412
HMC Diversified LLC..................    Delaware         7011      52-2095412
HMC Properties I LLC.................    Delaware         7011      52-2095412
HMC Potomac LLC......................    Delaware         7011      52-2095412
HMC East Side II LLC.................    Delaware         7011      52-2095412
HMC Manhattan Beach LLC..............    Delaware         7011      52-2095412
Chesapeake Hotel Limited
 Partnership.........................    Delaware         7011      52-1373476
HMH General Partner Holdings LLC.....    Delaware         7011      52-2095412
HMC IHP Holdings LLC.................    Delaware         7011      52-2095412
HMC OP BN LLC........................    Delaware         7011      52-2095412
S.D. Hotels LLC......................    Delaware         7011      52-2095412
HMC Gateway LLC......................    Delaware         7011      52-2095412
HMC Pacific Gateway LLC..............    Delaware         7011      52-2095412
MDSM Finance LLC.....................    Delaware         7011      52-2065959
HMC Market Street LLC................    Delaware         7011      52-2095412
New Market Street LP.................    Delaware         7011      52-2131023
Times Square LLC.....................    Delaware         7011      52-2095412
Times Square GP LLC..................    Delaware         7011      52-2095412
HMC Atlanta LLC......................    Delaware         7011      52-2095412
Ivy Street LLC.......................    Delaware         7011      52-2095412
HMC Properties II LLC................    Delaware         7011      52-2138453
Santa Clara HMC LLC..................    Delaware         7011      52-2095412
HMC BCR Holdings LLC.................    Delaware         7011      52-2095412
HMC Palm Desert LLC..................    Delaware         7011      52-2095412
HMC Georgia LLC......................    Delaware         7011      52-2095412
HMC SFO LLC..........................    Delaware         7011      52-2095412
Market Street Host LLC...............    Delaware         7011      52-2091669
HMC Property Leasing LLC.............    Delaware         7011      52-2095412
HMC Host Restaurants LLC.............    Delaware         7011      52-2095412
Durbin LLC...........................    Delaware         7011      52-2095412
HMC HT LLC...........................    Delaware         7011      52-2095412
HMC JWDC GP LLC......................    Delaware         7011      52-2095412
HMC JWDC LLC.........................    Delaware         7011      52-2095412
HMC OLS I LLC........................    Delaware         7011      52-2095412
HMC OLS II L.P. .....................    Delaware         7011      52-2095412
HMT Lessee Parent LLC................    Delaware         7011      52-2095412

                                EXPLANATORY NOTE

   This registration statement contains two prospectuses. One is a prospectus relating to common stock, preferred stock, depositary shares, warrants, subscription rights and preferred stock purchase rights of Host Marriott Corporation. The other is a prospectus relating to senior notes of Host Marriott, L.P. Each offering of securities made under this registration statement will be made with one or the other of these two prospectuses, along with an appropriate prospectus supplement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PRELIMINARY PROSPECTUS

(Subject to Completion, dated May 25, 2001)

                                  $550,000,000

                           Host Marriott Corporation

               Common Stock, Preferred Stock, Depositary Shares,
                        Warrants and Subscription Rights

  By this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

  . shares of our common stock

  . shares of our preferred stock

  . shares of our preferred stock represented by depositary shares

  . our warrants exercisable for common stock, preferred stock or depositary shares and

  . subscription rights evidencing the right to purchase any of the above securities.

  The offered securities have an aggregate initial offering price of $550,000,000. We may offer the offered securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus.

  You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

  Investing in the offered securities involves risks. See "Risk Factors" beginning on page 1.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                  The date of this prospectus is May  , 2001.

                               TABLE OF CONTENTS

Risk Factors..     1
About This
 Prospectus...    12
Where You Can
 Find More
 Information..    12
Disclosure
 Regarding
 Forward-
 Looking
 Statements...    14
The Company...    15
Use of
 Proceeds.....    16
ERISA
 Matters......    16
Ratio of
 Earnings to
 Combined
 Fixed Charges
 and Preferred
 Stock
 Dividends....    16
Description of
 Common
 Stock........    17
Description of
 Preferred
 Stock........    20
Restrictions
 on Ownership
 and
 Transfer.....    27
Description of
 Depositary
 Shares.......    30
Description of
 Warrants.....    34
Description of
 Subscription
 Rights.......    35
Plan of
 Distribution..   36
Legal
 Matters......    37
Experts.......    38

   As used in this prospectus and in any accompanying prospectus supplement, references to "we," "our," the "company" and "Host Marriott" and similar references are to Host Marriott Corporation, a Maryland corporation, and its consolidated subsidiaries from and after December 29, 1998 and to Host Marriott Corporation, a Delaware corporation, and its consolidated subsidiaries before December 29, 1998, unless otherwise expressly stated or the context otherwise requires. References to the "Operating Partnership" are to Host Marriott, L.P.

                                 RISK FACTORS

   Prospective investors should carefully consider, among other factors, the material risks described below.

Risks of Ownership of our Common Stock

   There are limitations on the acquisition of our common stock and changes in control. Our charter and bylaws, the partnership agreement of the Operating Partnership, our shareholder rights plan and the Maryland General Corporation Law contain a number of provisions that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our shareholders or otherwise be in their best interests, including the following:

  . Ownership limit. The 9.8% ownership limit described under "Risk Factors--
    Risks of Ownership of our Common Stock--There are possible adverse consequences of limits on ownership of our common stock" below may have the effect of precluding a change in control of us by a third party without the consent of our Board of Directors, even if the change in control would be in the interest of our shareholders, and even if the change in control would not reasonably jeopardize our real estate investment trust, or "REIT," status.

  . Staggered board. Our Board of Directors consists of nine members but our charter provides that our number of directors may be increased or decreased according to our bylaws, provided that the total number of directors is not less than three nor more than 13. Pursuant to our bylaws, the number of directors will be fixed by our Board of Directors within the limits in our charter. Our Board of Directors is divided into three classes of directors. Directors for each class are chosen for a three-year term when the term of the current class expires. The staggered terms for directors may affect shareholders' ability to effect a change in control of us, even if a change in control would be in the interest of our shareholders. Currently, there are nine directors.

  . Removal of board of directors. Our charter provides that, except for any directors who may be elected by holders of a class or series of shares of capital stock other than our common stock, directors may be removed only for cause and only by the affirmative vote of shareholders holding at least two-thirds of our outstanding shares entitled to be cast for the election of directors. Vacancies on the Board of Directors may be filled by the concurring vote of a majority of the remaining directors and, in the case of a vacancy resulting from the removal of a director by the shareholders, by at least two-thirds of all the votes entitled to be cast in the election of directors.

  . Preferred shares; classification or reclassification of unissued shares of capital stock without shareholder approval. Our charter provides that the total number of shares of stock of all classes which we have authority to issue is 800,000,000, initially consisting of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock, of which 14,140,000 shares of preferred stock were issued and outstanding as of May 1, 2001. Our Board of Directors has the authority, without a vote of shareholders, to classify or reclassify any unissued shares of stock, including common stock into preferred stock or vice versa, and to establish the preferences and rights of any preferred or other class or series of shares to be issued. The issuance of preferred shares or other shares having special preferences or rights could delay or prevent a change in control even if a change in control would be in the interests of our shareholders. Because our Board of Directors has the power to establish the preferences and rights of additional classes or series of shares without a shareholder vote, our Board of Directors may give the holders of any class or series preferences, powers and rights, including voting rights, senior to the rights of holders of our common stock.

  . Consent rights of the limited partners. Under the partnership agreement of the Operating Partnership, we generally will be able to merge or consolidate with another entity with the consent of partners holding percentage interests that are more than 50% of the aggregate percentage interests of the outstanding limited partnership interests entitled to vote on the merger or consolidation, including any limited partnership interests held by us, as long as the holders of limited partnership interests either receive or have the right to receive the same consideration as our shareholders. We, as holder of a majority of the limited partnership interests, would be able to control the vote. Under our charter, holders of at least two-thirds of our outstanding shares of common stock generally must approve the merger or consolidation.

  . Maryland business combination law. Under the Maryland General Corporation
    Law, specified "business combinations," including specified issuances of equity securities, between a Maryland corporation and any person who owns 10% or more of the voting power of the corporation's then outstanding shares, or an "interested shareholder," or an affiliate of the interested shareholder are prohibited for five years after the most recent date in which the interested shareholder becomes an interested shareholder. Thereafter, any of these specified business combination must be approved by 80% of outstanding voting shares, and by two-thirds of voting shares other than voting shares held by an interested shareholder unless, among other conditions, the corporation's common shareholders receive a minimum price, as defined in the Maryland General Corporation Law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder. We are subject to the Maryland business combination statute.

  . Maryland control share acquisition law. Under the Maryland General
    Corporation Law, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror and by officers or directors who are employees of the corporation. "Control shares" are voting shares which, if aggregated with all other voting shares previously acquired by the acquiror or over which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of the voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to specified exceptions. We are subject to these control share provisions of Maryland law, subject to an exemption for Marriott International pursuant to its purchase right discussed below. See "Risk Factors--Risks of Ownership of our Common Stock--There are limitations on the acquisition of our common stock and changes in control--Marriott International purchase right."

  . Merger, consolidation, share exchange and transfer of our assets. Pursuant to our charter, subject to the terms of any outstanding class or series of capital stock, we can merge with or into another entity, consolidate with one or more other entities, participate in a share exchange or transfer our assets within the meaning of the Maryland General Corporation Law if approved (1) by our Board of Directors in the manner provided in the Maryland General Corporation Law and (2) by our shareholders holding two-thirds of all the votes entitled to be cast on the matter, except that any merger of us with or into a trust organized for the purpose of changing our form of organization from a corporation to a trust requires only the approval of our shareholders holding a majority of all votes entitled to be cast on the merger. Under the Maryland General Corporation Law, specified mergers may be approved without a vote of shareholders and a share exchange is only required to be approved by a Maryland corporation by its Board of Directors. Our voluntary dissolution also would require approval of shareholders holding two-thirds of all the votes entitled to be cast on the matter.

  . Amendments to our charter and bylaws. Our charter contains provisions relating to restrictions on transferability of our common stock, the classified Board of Directors, fixing the size of our Board of Directors within the range set forth in our charter, removal of directors and the filling of vacancies, all of which may be amended only by a resolution adopted by the Board of Directors and approved by our shareholders holding two-thirds of the votes entitled to be cast on the matter. As permitted under the Maryland General Corporation Law, our charter and bylaws provide that directors have the exclusive right to amend our bylaws. Amendments of this provision of our charter also would require action of our Board of Directors and approval by shareholders holding two-thirds of all the votes entitled to be cast on the matter.

  . Marriott International purchase right. As a result of our spin-off of Marriott International in 1993, Marriott International has the right to purchase up to 20% of each class of our outstanding voting shares at the then fair market value when specific change of control events involving us occur, subject to specified limitations to protect our REIT status. The Marriott International purchase right may have the effect of discouraging a takeover of us, because any person considering acquiring a substantial or controlling block of our common stock will face the possibility that its ability to obtain or exercise control would be impaired or made more expensive by the exercise of the Marriott International purchase right.

  . Shareholder rights plan. We adopted a shareholder rights plan which provides, among other things, that when specified events occur, our shareholders will be entitled to purchase from us a newly created series of junior preferred shares, subject to our ownership limit described below. The preferred share purchase rights are triggered by the earlier to occur of (1) ten days after the date of a public announcement that a person or group acting in concert has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding shares of common stock or (2) ten business days after the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the acquiring person becoming the beneficial owner of 20% or more of our outstanding common stock. The preferred share purchase rights would cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors.

   There are possible adverse consequences of limits on ownership of our common stock. To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities. In addition, a person who owns, directly or by attribution, 10% or more of an interest in a tenant of ours, or a tenant of any partnership in which we are a partner, cannot own, directly or by attribution, 10% or more of our shares without jeopardizing our qualification as a REIT. Primarily to facilitate maintenance of our qualification as a REIT for federal income tax purposes, the ownership limit under our charter prohibits ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any person or persons acting as a group, of more than 9.8% of the issued and outstanding shares of our common stock, subject to an exception for shares of our common stock held prior to our conversion into a REIT (referred to as the "REIT conversion") so long as the holder would not own more than 9.9% in value of our outstanding shares after the REIT conversion, and prohibits ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any person, or persons acting as a group, of more than 9.8% of the issued and outstanding shares of any class or series of our preferred shares. Together, these limitations are referred to as the "ownership limit." Our Board of Directors, in its sole and absolute discretion, may waive or modify the ownership limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Internal Revenue Code if the Board of Directors is satisfied, based upon information required to be provided by the party seeking the waiver and, if it determines necessary or advisable, upon an opinion of counsel satisfactory to our Board of Directors, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning shares in excess of the ownership limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize our status as a REIT for federal income tax purposes (for example, by causing any of our tenants to be considered a "related party tenant" for purposes of the REIT qualification rules). Common stock acquired or held in violation of the ownership limit will be transferred automatically to a trust for the benefit of a designated charitable beneficiary, and the person who acquired the common stock in violation of the ownership limit will not be entitled to any distributions thereon, to vote those shares of common stock or to receive any proceeds from the subsequent sale of the common stock in excess of the lesser of the price paid for the common stock or the amount realized from the sale. A transfer of shares of our common stock to a person who, as a result of the transfer, violates the ownership limit may be void under certain circumstances, and, in any event, would deny that person any of the economic benefits of owning shares of our common stock in excess of the ownership limit. The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholders' ability to realize a premium over the then-prevailing market price for our common stock in connection with such transaction.

   We depend on external sources of capital for future growth. As with other REITs, but unlike corporations generally, our ability to reduce our debt and finance our growth largely must be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT, including taxable income we recognize for tax purposes but with regard to which we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our common stock. Currently, our access to external capital has been limited to the extent that our common stock is trading at what we believe is a discount to our estimated net asset value.

   Shares of our common stock that are or become available for sale could affect the price for shares of our common stock. Sales of a substantial number of shares of our common stock, or the perception that sales could occur, could adversely affect prevailing market prices for our common stock. In addition, holders of units of limited partnership interest in the Operating Partnership (referred to as "OP Units"), who redeem their OP Units and receive common stock upon redemption will be able to sell those shares freely, unless the person is our affiliate and resale of the affiliate's shares is not covered by an effective registration statement. There are currently approximately 41 million OP Units outstanding, all of which are currently redeemable. Further, a substantial number of shares of our common stock have been and will be issued or reserved for issuance from time to time under our employee benefit plans, including shares of our common stock reserved for options, and these shares of common stock would be available for sale in the public markets from time to time pursuant to exemptions from registration or upon registration. Moreover, the issuance of additional shares of our common stock by us in the future would be available for sale in the public markets. We can make no prediction about the effect that future sales of our common stock would have on the market price of our common stock.

   Our earnings and cash distributions will affect the market price of shares of our common stock. We believe that the market value of a REIT's equity securities is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales, acquisitions, development or refinancings, and is secondarily based upon the value of the underlying assets. For that reason, shares of our common stock may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes rather than distributing the cash flow to shareholders, these retained funds, while increasing the value of our underlying assets, may negatively impact the market price of our common stock. Our failure to meet the market's expectation with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock.

   Market interest rates may affect the price of shares of our common stock. We believe that one of the factors that investors consider important in deciding whether to buy or sell shares of a REIT is the distribution rate on the shares, considered as a percentage of the price of the shares, relative to market interest rates. If market interest rates increase, prospective purchasers of REIT shares may expect a higher distribution rate. Thus, higher market interest rates could cause the market price of our shares to go down.

Risks of Operation

   We do not control our hotel operations, and we are dependent on the managers of our hotels. Because federal income tax laws restrict REITs and their subsidiaries from operating a hotel, we do not manage our hotels. Instead, we retain third party managers to manage our hotels pursuant to management agreements. Our income from the hotels may be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at our hotels or fail to maintain the quality of the hotel brand names. While HMT Lessee LLC, a taxable REIT subsidiary of the Operating Partnership that is the lessee of substantially all of our full service properties, oversees the hotel managers' performance, we have limited specific recourse if we believe that the hotel managers are not performing adequately. Underperformance by our hotel managers could adversely affect our results of operations.

   Our relationship with Marriott International may result in conflicts of interest. Marriott International, a public hotel management company, manages a significant number of our hotels. In addition, Marriott International manages and in some cases may own or be invested in hotels that compete with our hotels. As a result, Marriott International may make decisions regarding competing lodging facilities which it manages that would not necessarily be in our best interests. J.W. Marriott, Jr. is a member of our Board of Directors and his brother, Richard E. Marriott, is our Chairman of the Board. Both J.W. Marriott, Jr. and Richard E. Marriott serve as directors, and J.W. Marriott, Jr. also serves as an officer, of Marriott International. J.W. Marriott, Jr. and Richard E. Marriott beneficially owned, as determined for securities law purposes, as of January 31, 2001, approximately 12.6% and 12.2%, respectively, of the outstanding shares of common stock of Marriott International. As a result, J.W. Marriott, Jr. and Richard E. Marriott have potential conflicts of interest as our directors when making decisions regarding Marriott International, including decisions relating to the management agreements involving the hotels and Marriott International's management of competing lodging properties.

   Our Board of Directors follows appropriate policies and procedures intended to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott in conflict situations, including requiring them to abstain from voting as directors on matters which present a conflict between the companies. If appropriate, these policies and procedures will apply to other directors and officers.

   We have substantial indebtedness. Our degree of leverage could adversely affect our ability to:

  . obtain financing in the future for working capital, capital expenditures, acquisitions, development or other general business purposes

  . undertake financings on terms and conditions acceptable to us

  . pursue our acquisition strategy or

  . compete effectively or operate successfully under adverse economic conditions.

   If our cash flow and working capital are not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  . the sale of equity

  . the refinancing of all or part of our indebtedness

  . the incurrence of additional permitted indebtedness or

  . the sale of assets.

   We cannot assure you that any of these sources of funds would be available in amounts sufficient for us to meet our obligations or fulfill our business plan. Additionally, our debt contains performance related covenants that, if not achieved, could require immediate repayment of our debt or significantly increase the rate of interest on our debt.

   There is no limitation on the amount of debt we may incur. There are no limitations in our organizational documents or the Operating Partnership's organizational documents that limit the amount of indebtedness that we may incur. However, our existing debt instruments contain restrictions on the amount of indebtedness that we may incur. Accordingly, we could incur indebtedness to the extent permitted by our debt agreements. If we became more highly leveraged, our debt service payments would increase and our cash flow and our ability to service our debt and make distributions to our shareholders would be adversely affected.

   Our management agreements could impair the sale or other disposition of our hotels. Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the hotels unless the transferee assumes the related management agreements and meets specified other conditions. Our ability to finance, refinance or sell any of the properties may, depending upon the structure of a particular transaction, require the manager's consent. If the manager did not consent, we would be prohibited from financing, refinancing or selling the property without breaching the management agreement.

   The acquisition contracts relating to some hotels limit our ability to sell or refinance those hotels. For reasons relating to federal income tax considerations of the former owners of some of our hotels, we agreed to restrictions on selling some hotels or repaying or refinancing the mortgage debt on those hotels for varying periods depending on the hotel. We anticipate that, in specified circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell or refinance the mortgage debt on these hotels, it may be difficult or impossible to do so during their respective lock-out periods.

   Our ground lease payments may increase faster than the revenues we receive on the hotels. As of January 31, 2001, we leased, as lessee, 46 of our hotels pursuant to ground leases. These ground leases generally require increases in ground rent payments every five years. Our ability to make distributions to shareholders could be adversely affected to the extent that our revenues do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price. Moreover, to the extent that the ground leases are not renewed at their expiration, our revenues could be adversely affected.

   New acquisitions may fail to perform as expected or we may be unable to make acquisitions on favorable terms. We intend to acquire additional full-service hotels. Newly acquired properties may fail to perform as expected, which could adversely affect our financial condition and operating results. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. We expect to acquire hotels with cash from secured or unsecured financings and proceeds from offerings of equity or debt, to the extent available. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms or at all. Competition for attractive investment opportunities may increase prices for hotel properties, thereby decreasing the potential return on our investment.

   We may be unable to sell properties when appropriate because real estate investments are illiquid. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. The inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition, and ability to service debt and make distributions to shareholders. In addition, there are limitations under the federal tax laws applicable to REITs and agreements that we have entered into when we acquired some of our properties that may limit our ability to recognize the full economic benefit from a sale of our assets.

   Our revenues and the value of our properties are subject to conditions affecting the lodging industry. If our assets do not generate income sufficient to pay our expenses, service our debt and maintain our properties, we will be unable to make distributions to our shareholders. Our revenues and the value of our properties are subject to conditions affecting the lodging industry. These include:

  . changes in the national, regional and local economic climate

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel rooms

  . the attractiveness of our hotels to consumers and competition from comparable hotels

  . the quality, philosophy and performance of the managers of our hotels

  . changes in room rates and increases in operating costs due to inflation and other factors and

  . the need to periodically repair and renovate our hotels.

   Adverse changes in these conditions could adversely affect our financial performance.

   Our expenses may remain constant even if our revenue drops. The expenses of owning property are not necessarily reduced when circumstances like market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. Our financial condition could be adversely affected by:

  . interest rate levels

  . the availability of financing

  . the cost of compliance with government regulation, including zoning and tax laws and

  . changes in governmental regulations, including those governing usage, zoning and taxes.

   We depend on our key personnel. We depend on the efforts of our executive officers and other key personnel. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. We do not intend to obtain key-man life insurance with respect to any of our personnel.

   Partnership and other litigation judgments or settlements could have a material adverse effect on our financial condition. We and the Operating Partnership are parties to various lawsuits relating to previous partnership transactions, including transactions relating to the REIT conversion. While we and the other defendants to these lawsuits believe all of the lawsuits in which we are a defendant are without merit and we are vigorously defending against the asserted claims, we can give no assurance as to the outcome of any of the lawsuits. If any of the lawsuits were to be determined adversely to us or settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition.

   We may acquire hotel properties through joint ventures with third parties that could result in conflicts. Instead of purchasing hotel properties directly, we may invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject the assets to additional risk, including:

  . our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interests or goals

  . our co-venturers may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or

  . a joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities.

   Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent.

   Environmental problems are possible and can be costly. We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

   Compliance with other government regulations can also be costly. Our hotels are subject to various forms of regulation, including Title III of the Americans with Disabilities Act, building codes and regulations pertaining to fire safety. Compliance with those laws and regulations could require substantial capital expenditures. These regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any increased costs could reduce the cash available for servicing debt and making distributions to our shareholders.

   Some potential losses are not covered by insurance. We carry comprehensive liability, fire, flood, extended coverage and rental loss, for rental losses extending up to 12 months, insurance with respect to all of our hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Some types of losses, such as from earthquakes and environmental hazards, however, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Federal Income Tax Risks

   To qualify as a REIT, we are required to distribute at least 90% of our taxable income, irrespective of our available cash or outstanding obligations. To continue to qualify as a REIT, we currently are required to distribute to our shareholders with respect to each year at least 90% of our taxable income, excluding net capital gain (with respect to our taxable years that ended prior to January 1, 2001, we were required to distribute 95% of the amount to so qualify). In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions made by us with respect to the calendar year are less than the sum of 85% of our ordinary income and 95% of our capital gain net income for that year and any undistributed taxable income from prior periods. We intend to make distributions to our shareholders to comply with the distribution requirement and to avoid the nondeductible excise tax and will rely for this purpose on distributions from the Operating Partnership. However, there are differences in timing between our recognition of taxable income and our receipt of cash available for distribution due to, among other things, the seasonality of the lodging industry and the fact that some taxable income will be "phantom" income, which is taxable income that is not matched by cash flow or EBITDA to us. Due to some transactions entered into in years prior to the REIT conversion, we expect to recognize substantial amounts of "phantom" income. There is a distinct possibility that these timing differences could require us to borrow funds or to issue additional equity to enable us to meet the distribution requirement and, therefore, to maintain our REIT status, and to avoid the nondeductible excise tax. In addition, because the REIT distribution requirements prevent us from retaining earnings, we will generally be required to refinance debt that matures with additional debt or equity. We cannot assure you that any of these sources of funds, if available at all, would be sufficient to meet our distribution and tax obligations.

   Adverse tax consequences would apply if we failed to qualify as a REIT. We believe that we have been organized and have operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year beginning January 1, 1999, and we currently intend to continue to operate as a REIT during future years. No assurance can be provided, however, that we qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of our REIT qualification. If we fail to qualify as a REIT, we will be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. In addition, unless entitled to statutory relief, we would not qualify as a REIT for the four taxable years following the year during which REIT qualification is lost. The additional tax burden on us would significantly reduce the cash available for distribution by us to our shareholders, and we would no longer be required to make any distributions to shareholders. Our failure to qualify as a REIT could reduce materially the value of our common stock and would cause any distributions to shareholders that otherwise would have been subject to tax as capital gain dividends to be taxable as ordinary income to the extent of our current and accumulated earnings and profits, or "E&P." However, subject to limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction with respect to our distributions. Our failure to qualify as a REIT also would cause an event of default under our credit facility that could lead to an acceleration of the amounts due under the credit facility, which, in turn, would constitute an event of default under our outstanding debt securities.

   We will be disqualified as a REIT at least for taxable year 1999 if we failed to distribute all of our E&P attributable to our non-REIT taxable years. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed E&P that is attributable to one of our non-REIT taxable years. A REIT has until the close of its first taxable year as a REIT in which it has non-REIT E&P to distribute its accumulated E&P. We were required to have distributed this E&P prior to the end of 1999, the first taxable year for which our REIT election was effective. If we failed to do this, we will be disqualified as a REIT at least for taxable year 1999. We believe that distributions of non-REIT E&P that we made were sufficient to distribute all of the non-REIT E&P as of December 31, 1999, but we cannot guarantee that we met this requirement.

   If our leases are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT. To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be passive income, like rent. For the rent paid pursuant to the leases, which constitutes substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. In addition, the lessees must not be regarded as "related party tenants," as defined in the Internal Revenue Code. We believe that the leases will be respected as true leases for federal income tax purposes. There can be no assurance, however, that the IRS will agree with this view. We also believe that Crestline was not a "related party tenant" and, as a result of the changes in tax laws effective January 1, 2001, HMT Lessee will not be treated as a "related party tenant" so long as it qualifies as a "taxable REIT subsidiary." If the leases were not respected as true leases for federal income tax purposes or if the lessees were regarded as "related party tenants," we would not be able to satisfy either of the two gross income tests applicable to REITs and we would lose our REIT status. See "Risk Factors--Federal Income Tax Risks--Adverse tax consequences would apply if we failed to qualify as a REIT" above.

   If HMT Lessee LLC fails to qualify as a taxable REIT subsidiary, we would fail to qualify as a REIT. For our taxable years beginning on and after January 1, 2001, as a result of REIT tax law changes under the specific provisions of the Ticket to Work and Work Incentives Improvement Act of 1999 relating to REITs (we refer to those provisions as the "REIT Modernization Act"), we are permitted to lease our hotels to a subsidiary of the Operating Partnership that is taxable as a corporation and that elects to be treated as a "taxable REIT subsidiary." Accordingly, effective January 1, 2001, HMT Lessee directly or indirectly acquired all but one of the full-service hotel leasehold interests formerly held by Crestline. So long as HMT Lessee and other affiliated lessees qualify as taxable REIT subsidiaries of ours, they will not be treated as "related party tenants." We believe that HMT Lessee qualifies to be treated as a taxable REIT subsidiary for federal income tax purposes. We cannot assure you, however, that the IRS will not challenge its status as a taxable REIT subsidiary for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in disqualifying HMT Lessee from treatment as a taxable REIT subsidiary, we would fail to meet the asset tests applicable to REITs and substantially all of our income would fail to qualify for the gross income tests and, accordingly, we would cease to qualify as a REIT. See "Risk Factors--Federal Income Tax Risks--Adverse tax consequences would apply if we failed to qualify as a REIT" above.

   Despite our REIT status, we remain subject to various taxes, including substantial deferred and contingent tax liabilities. Notwithstanding our status as a REIT, we are subject, through our ownership interest in the Operating Partnership, to certain federal, state, local and foreign taxes on our income and property. In addition, we will be required to pay federal tax at the highest regular corporate rate upon our share of any "built-in gain" recognized as a result of any sale before January 1, 2009, by the Operating Partnership of assets, including the hotels, in which interests were acquired by the Operating Partnership from our predecessor and its subsidiaries as part of the REIT conversion. Built-in gain is the amount by which an asset's fair market value exceeded our adjusted basis in the asset on January 1, 1999, the first day of our first taxable year as a REIT. The total amount of gain on which we would be subject to corporate income tax if the assets that we held at the time of the REIT conversion were sold in a taxable transaction prior to January 1, 2009 would be material to us. In addition, at the time of the REIT conversion, we expected that we or Rockledge Hotel Properties, Inc. or Fernwood Hotel Assets, Inc. (each of which is a taxable corporation in which the Operating Partnership owned a 95% nonvoting interest until April, 2001 when the Operating Partnership purchased the remaining 5% voting interest) likely would recognize substantial built-in gain and deferred tax liabilities in the next ten years without any corresponding receipt of cash by us or the Operating Partnership. We may have to pay certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes. We may also have to pay certain foreign taxes to the extent we own assets or conduct operations in foreign jurisdictions. The Operating Partnership is obligated under its partnership agreement to pay all such taxes (and any related interest and penalties) incurred by us, as well as any liabilities that the IRS may assert against us for corporate income taxes for taxable years prior to the time we qualified as a REIT. Our taxable REIT subsidiaries, including Rockledge, Fernwood and HMT Lessee, are taxable as corporations and will pay federal, state and local income tax on their net income at the applicable corporate rates, and foreign taxes to the extent they own assets or conduct operations in foreign jurisdictions.

   If the IRS were to challenge successfully the Operating Partnership's status as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences. We believe that the Operating Partnership qualifies to be treated as a partnership for federal income tax purposes. As a partnership, it is not subject to federal income tax on its income. Instead, each of its partners, including us, is required to pay tax on its allocable share of the Operating Partnership's income. No assurance can be provided, however, that the IRS will not challenge its status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating the Operating Partnership as a corporation for tax purposes, we would fail to meet the income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. If the Operating Partnership fails to qualify as a partnership for federal income tax purposes or we fail to qualify as a REIT, either failure would cause an event of default under our credit facility that, in turn, could constitute an event of default under our outstanding debt securities. Also, the failure of the Operating Partnership to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us. Finally, the classification of the Operating Partnership as a corporation would cause us to recognize gain at least equal to our "negative capital account," if any.

   As a REIT, we are subject to limitations on our ownership of debt and equity securities. Subject to the exceptions discussed in this paragraph, a REIT is prohibited from owning securities in any one issuer if the value of those securities exceeds 5% of the value of the REIT's total assets or the securities owned by the REIT represent more than 10% of the issuer's outstanding voting securities or more than 10% of the value of the issuer's outstanding securities. A REIT is permitted to own securities of a subsidiary in an amount that exceeds the 5% value test and the 10% vote or value test if the subsidiary elects to be a "taxable REIT subsidiary," which is taxable as a corporation. However, a REIT may not own securities of taxable REIT subsidiaries that represent in the aggregate more than 20% of the value of the REIT's total assets. Effective January 1, 2001, each of Fernwood, Rockledge and HMT Lessee has elected to be treated as a taxable REIT subsidiary.

   Our taxable REIT subsidiaries are subject to special rules that may result in increased taxes. Several Internal Revenue Code provisions ensure that a taxable REIT subsidiary is subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives if the economic arrangements between the REIT and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties.

   We may be required to pay a penalty tax upon the sale of a hotel. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Under existing law, whether property, including hotels, is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends upon all of the facts and circumstances with respect to the particular transaction. The Operating Partnership intends that it and its subsidiaries will hold the hotels for investment with a view to long-term appreciation, to engage in the business of acquiring and owning hotels and to make occasional sales of hotels as are consistent with the Operating Partnership's investment objectives. We cannot assure you, however, that the IRS might not contend that one or more of these sales is subject to the 100% penalty tax.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $550,000,000.

   This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

   This prospectus provides you with a general description of the offered securities. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the method and terms of that offering. The prospectus supplement may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

  450 Fifth Street,      7 World Trade Center     500 West Madison
  N.W.                   Suite 1300               Street
  Room 1024              New York, New York       Suite 1400
  Washington, D.C.       10048                    Chicago, Illinois
  20549                                           60661

   Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

   Our Commission filings can also be read at the following address:

     New York Stock Exchange,
     20 Broad Street,
     New York, New York 10005

   Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

   The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.

   1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed with the Commission on April 2, 2001).

   2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed with the Commission on May 7, 2001).

   3. Current Report on Form 8-K (filed with the Commission on May 25, 2001).

   4. Current Report on Form 8-K (filed with the Commission on May 8, 2001).

   5. Current Report on Form 8-K (filed with the Commission on May 3, 2001).

   6. Current Report on Form 8-K/A (filed with the Commission on May 2, 2001).

   7. Current Report on Form 8-K (filed with the Commission on April 13, 2001).

   8. Current Report on Form 8-K (filed with the Commission on March 23, 2001).

   9. Current Report on Form 8-K (filed with the Commission on February 7,
2001).

   10. Description of our common stock included in a Registration Statement on Form 8-A (filed with the Commission on November 18, 1998) (as amended on December 28, 1998).

   11. Description of our Rights included in a Registration Statement on Form 8-A (filed with the Commission on December 11, 1998) (as amended on December 24, 1998).

   Additional federal income tax consequences that are reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our securities are described in our Current Report on Form 8-K, filed with the SEC on May 25, 2001 (together with any amendments to such filing), which filing is incorporated by reference herein, as indicated above.

   You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time.

   Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference into this prospectus include forward-looking statements. As well, any accompanying prospectus supplement may include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

   We identify forward-looking statements in this prospectus, any accompanying prospectus supplement and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases, or the negative thereof.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions that will affect, among other things, demand for products and services at our hotels and other properties, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures

  . our degree of leverage, which may affect our ability to obtain financing in the future or maintain compliance with current debt covenants

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs

  . government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof

  . our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes, the Operating Partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules, and

  . other factors discussed under the heading "Risk Factors" in this prospectus, any accompanying prospectus supplement and in our other filings with the Commission.

   Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give you no assurance that we will attain these expectations or that any deviations will not be material. We disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this prospectus, any accompanying prospectus supplement or any information incorporated by reference into them to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  THE COMPANY

   We are a self-managed and self-administered REIT owning full-service hotel properties. Through our subsidiaries, we currently own or hold controlling interests in 125 hotels, containing approximately 60,000 rooms located throughout the United States, in Toronto and Calgary, Canada and in Mexico City, Mexico. These hotels are generally operated under the Marriott, Ritz-Carlton, Hyatt, Four Seasons, Hilton and Swissotel brand names. We believe that these brands are among the most respected and widely recognized names in the lodging industry.

   We were formed as a Maryland corporation in 1998. As part of our efforts to reorganize our business operations to qualify as a REIT for federal income tax purposes, on December 29, 1998 we succeeded by merger to the hotel ownership business formerly conducted by Host Marriott Corporation, a Delaware corporation. We conduct our business as an umbrella partnership REIT, or UPREIT, through the Operating Partnership, which is a Delaware limited partnership of which we are the sole general partner and in which we currently hold approximately 86% of the partnership interests. The Operating Partnership leases substantially all of our full-service hotels to a wholly owned subsidiary of it that is taxed as a corporation.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and our telephone number is (301) 380-9000.

                                USE OF PROCEEDS

   Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of offered securities will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or repurchase of our indebtedness and our capital stock. The factors which we will consider in any repayment or repurchase of indebtedness will include the amount and characteristics of any offered securities issued and may include, among others, the impact of such refinancing on our liquidity or on our debt-to-equity ratio and earnings per share. When a particular series of securities is offered, the related prospectus supplement will set forth the intended use for the net proceeds received from the sale of such offered securities. Pending the application of the net proceeds, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities.

                                 ERISA MATTERS

   We and our subsidiaries may each be considered a "party in interest," within the meaning of the Employee Retirement Income Security Act, or a "disqualified person," within the meaning of Section 4975 of the Internal Revenue Code, with respect to many employee benefit plans that are subject to ERISA. The purchase of offered securities by an ERISA plan, including an individual retirement plan, that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Internal Revenue Code and with respect to which we or any of our affiliates is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or the Internal Revenue Code, unless such offered securities are acquired pursuant to and in accordance with an applicable federal statutory exemption or administrative exemption issued on a class-wide basis by the United States Department of Labor. Any pension or other employee benefit plan proposing to acquire any offered securities should consult with its counsel.

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                                                            Fiscal Year
                                                      ------------------------
                                                      2000 1999 1998 1997 1996
                                                      ---- ---- ---- ---- ----
Ratio of earnings to combined fixed charges and
 preferred stock dividends(1)........................ 1.2x 1.5x 1.5x 1.3x 1.0x

--------
(1) The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing income from continuing operations before income taxes and fixed charges and preferred stock dividends by total fixed charges and preferred stock dividends. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

                          DESCRIPTION OF COMMON STOCK

   The following description sets forth the general terms of the common stock which Host Marriott may issue. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, each of which will be made available upon request.

General

   The Articles of Incorporation provide that the total number of shares of stock of all classes which Host Marriott has authority to issue is 800,000,000 shares of stock, initially consisting of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. At May 1, 2001, 233,701,538 shares of common stock were issued and outstanding.

   Subject to the preferential rights of any other classes or series of shares of capital stock and to the provisions of the Articles of Incorporation regarding restrictions on transfers of shares of capital stock, holders of our common stock are entitled to receive distributions if, as and when authorized and declared by the Board of Directors, out of assets legally available therefor and to share ratably in the assets of Host Marriott legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Host Marriott. Host Marriott currently intends to pay regular quarterly distributions.

   Subject to the provisions of the Articles of Incorporation regarding restrictions on the transfer of shares of capital stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of Host Marriott's capital stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election.

   Holders of shares of common stock have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of Host Marriott. Subject to the provisions of the Articles of Incorporation regarding restrictions on transfer of capital stock, shares of common stock have equal distribution, liquidation and other rights.

   Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, effect a share exchange or transfer its assets unless approved by the Board of Directors and by stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a greater or lesser percentage, but not less than a majority, is set forth in the corporation's charter. Under the Articles of Incorporation, any merger, consolidation, share exchange or transfer of assets must be approved by the Board of Directors and by stockholders. The Articles of Incorporation generally provide for stockholder approval of such transactions by a two-thirds vote of all the votes entitled to be cast, except that any merger of Host Marriott with or into a trust organized for the purpose of changing Host Marriott's form of organization from a corporation to a trust will require the approval of stockholders of Host Marriott by the affirmative vote only of a majority of all the votes entitled to be cast on the matter. In addition, under the MGCL, certain mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland corporation only by its Board of Directors. Any amendments to the provisions contained in the Articles of Incorporation relating to restrictions on transferability of stock, the classification of the Board of Directors and fixing the size of the Board of Directors within the range set forth in the Articles of Incorporation, as well as the provisions relating to removal of directors, the filling of vacancies and the exclusive authority of the Board of Directors to amend the Bylaws will require the approval of the Board of Directors and stockholders by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast on the matter. Other amendments to the Articles of Incorporation may be effected by requisite action of the Board of Directors and approval by stockholders by the affirmative vote of not less than a majority of the votes entitled to be cast on the matter.

   The Articles of Incorporation authorize the Board of Directors to reclassify any unissued shares of common stock into other classes or series of capital stock, including preferred stock, and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock will be First Chicago Trust Company of New York.

Stockholder Rights Plan/Preferred Stock Purchase Rights

   The Board of Directors has adopted a stockholder rights plan pursuant to a Rights Agreement dated as of November 23, 1998 between Host Marriott and The Bank of New York, as rights agent. Each share of common stock issued by Host Marriott between the date of adoption of the Rights Agreement and the Rights Distribution Date or the date, if any, on which the Rights are redeemed, would have one preferred stock purchase right (a "Right") attached to it. The Rights will expire on November 22, 2008, unless earlier redeemed or exchanged. Each Right, when exercisable, would entitle the holder to purchase one unit of Host Marriott Series A Junior Participating Preferred Stock, equal to one one-thousandth of a share of such stock, at a purchase price equal to $55.00 per unit, subject to adjustment. Until a Right is exercised, the holder of the Right, as such, would have no rights as a stockholder of Host Marriott, including, without limitation, the right to vote or to receive dividends.

   The Rights Agreement provides that the Rights initially attach to all certificates representing common stock then outstanding. The Rights would separate from the common stock and a distribution of Rights certificates would occur (a "Rights Distribution Date") upon the earlier to occur of:

  . ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding common stock (the "Stock Acquisition Date") or

  . ten business days, or some later date as the Board of Directors may determine, following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding common stock.

   For the purposes of determining the 20% threshold amount, the following shares of common stock are not included:

  . shares received pursuant to the Agreement and Plan of Merger, dated November 23, 1998, pursuant to which Host Marriott Corporation, a Delaware corporation, was merged into Host Marriott, in exchange for shares of common stock of Host Marriott Corporation which the holder beneficially owned on February 3, 1989 and owned continuously thereafter

  . shares acquired by a person pursuant to a gift, bequest, inheritance or distribution from a trust or from a corporation controlled by that person where the shares of common stock were exempt shares under the Rights Agreement immediately prior to their acquisition and where the shares of common stock were beneficially owned by that person continuously after their acquisition

  . shares acquired as a result of a stock dividend, stock distribution or other recapitalization relating to exempt shares under the Rights Agreement and

  . shares that can be acquired by Marriott International pursuant to the Marriott International purchase right.

   Until the Rights Distribution Date, the Rights will be evidenced by the common stock certificates, and will be transferred with, and only with, the common stock certificates. The Rights are not exercisable until the Rights Distribution Date.

   If a person becomes the beneficial owner of 20% or more of the then outstanding common stock, except in connection with an offer for all outstanding common stock which the directors by a two-thirds vote determine to be fair to and otherwise in the best interests of Host Marriott and its stockholders, each holder of a Right would, after the end of a redemption period, have the right to exercise the Right by purchasing, for an amount equal to the purchase price, shares of common stock having a value equal to two times the purchase price, subject to the ownership limit. All Rights acquired by the Acquiring Person will be null and void.

   Each holder of a Right would have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the purchase price of the Right if, at any time following the Stock Acquisition Date,

  . Host Marriott is acquired in a merger or other business combination transaction in which it is not the surviving corporation, other than a merger which follows an offer described in the preceding paragraph or

  . 50% or more of Host Marriott's assets or earning power is sold or transferred.

   At any time after a person becomes an Acquiring Person, the Board of Directors may exchange the Rights at an exchange ratio of one share of Host Marriott common stock per Right.

   In general, the Board of Directors may redeem the Rights at a price of $.005 per Right at any time until ten days after an Acquiring Person has been identified as an Acquiring Person. If the decision to redeem the Rights occurs after a person becomes an Acquiring Person, the decision will require a two-thirds vote of directors.

   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Host Marriott. The Rights, however, would not interfere with any merger or other business combination approved by the Board of Directors since the Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all rights or amend the Rights Agreement to exempt the person from the Rights Agreement.

Maryland Unsolicited Takeovers Act

   The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that is a public reporting company with at least three independent directors. Pursuant to the Maryland Unsolicited Takeovers Act, the board of directors of such a Maryland corporation, without obtaining shareholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to provide that: (1) the number of directors may be fixed only by a vote of the board of directors; (2) each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the shareholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or (3) any director elected to fill a vacancy shall hold office for the full remainder of the term, rather than until the next election of directors. The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors.

   Host Marriott has more than three independent directors and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date of this prospectus, our board of directors has not made such an election.

                         DESCRIPTION OF PREFERRED STOCK

   The following description sets forth the general terms of the preferred stock which Host Marriott may issue. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation, the applicable Articles Supplementary to the Articles of Incorporation determining the terms of the related series of preferred stock and the Bylaws, each of which will be made available upon request.

General

   The Articles of Incorporation originally authorized the Board of Directors to issue 50,000,000 shares of preferred stock. Host Marriott has made the following issuances of preferred stock:

  . on August 3, 1999, Host Marriott issued 4,160,000 shares of 10% Class A Cumulative Redeemable Preferred Stock (which are referred to as the "Class A Preferred Stock")

  . on November 29, 1999, Host Marriott issued 4,000,000 shares of 10% Class B Cumulative Redeemable Preferred Stock (which are referred to as the "Class B Preferred Stock") and

  . on March 27, 2001, Host Marriott issued 5,980,000 shares of 10% Class C Cumulative Redeemable Preferred Stock (which are referred to as the "Class C Preferred Stock").

   Accordingly, 35,860,000 of the original 50,000,000 authorized shares of preferred stock remain authorized but unissued. The Board of Directors has the power to classify or reclassify any unissued preferred shares into one or more classes or series of capital stock, including common stock. The Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock are referred to collectively as the "Existing Preferred Stock."

   Prior to issuance of shares of any class or series of stock other than common stock, the Board of Directors is required, under the MGCL, to set, subject to the provisions of the Articles of Incorporation regarding the restriction on transfer of capital stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for the class or series. Thus, the Board of Directors could authorize the issuance of preferred stock or other capital stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of Host Marriott that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

   Reference is made to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms thereof, including:

  .  the title and stated value of such preferred stock

  . the number of shares of such preferred stock offered, the liquidation preference per share and the purchase price of such preferred stock

  . the dividend rate, period and/or payment date or method of calculation thereof applicable to such preferred stock

  . whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate

  . the procedures for any auction and remarketing, if any, for such preferred stock

  .  the provisions for a sinking fund, if any, for such preferred stock

  .  the provisions for redemption, if applicable, of such preferred stock

  .  any listing of such preferred stock on any securities exchange or market

  . the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock of Host Marriott, including the conversion price or manner of calculation thereof and conversion period

  . the terms and conditions, if applicable, upon which preferred stock will be exchangeable into debt securities, including the exchange price or manner of calculation thereof and exchange period

  .  voting rights, if any, of such preferred stock

  . whether interests in such preferred stock will be represented by depositary shares

  . a discussion of any material and/or special United States federal income tax considerations applicable to such preferred stock

  . the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Host Marriott

  . any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Host Marriott and

  . any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank

   Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, in terms of distribution rights and rights upon liquidation, dissolution or winding up of Host Marriott, rank:

  . senior to all classes or series of common stock of Host Marriott and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock

  . on a parity with all equity securities issued by Host Marriott other than senior and junior preferred stock and

  . junior to all equity securities issued by Host Marriott the terms of which specifically provide that such equity securities rank senior to the preferred stock.

   The term "equity securities" does not include convertible debt securities.

   Each class of the Existing Preferred Stock ranks, in terms of the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of Host Marriott:

  .  senior to our common stock and

  .  on a parity with each other class of Existing Preferred Stock.

Distributions

   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of Host Marriott legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each distribution shall be payable to holders of record as they appear on the stock transfer books of Host Marriott on the record dates fixed by the Board of Directors.

   Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors fails to declare a distribution payable on a distribution payment date on any series of the preferred stock for which distributions are non-cumulative, then the holders of that series of preferred stock will have no right to receive a distribution for the distribution period ending on the distribution payment date, and Host Marriott will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

   Unless otherwise specified in the applicable prospectus supplement, if any shares of preferred stock of any series are outstanding, no full distributions shall be declared or paid or set apart for payment on any shares of capital stock of Host Marriott of any other series ranking, as to distributions, on a parity with or junior to the shares of preferred stock of that series for any period unless full distributions, including any cumulative amount if applicable, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the distributions set apart for the payment on the preferred stock of that series. When distributions are not paid in full, or a sum sufficient for full payment is not so set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to distributions with the shares of preferred stock of that series, all distributions declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to distributions with the shares of preferred stock shall be declared pro rata so that the amount of distributions declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accumulated distributions per share on the preferred stock of that series and the other series of preferred stock, which shall not include any accumulation of unpaid distributions for prior distribution periods if the shares of preferred stock do not have a cumulative distribution, bear to each other. No interest, or sum of money in lieu of interest, shall be payable on any distribution payment or payments on shares of preferred stock of any series which may be in arrears.

   Except as provided in the immediately preceding paragraph, unless full distributions, including any cumulative amount if applicable, on the shares of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the distribution set apart for payment for the then current distribution period, then:

  . no distributions, other than in common stock or other shares of capital stock ranking junior to the shares of preferred stock of that series as to distributions and upon liquidation, shall be declared or paid or set aside for payment or other distribution upon the common stock, or any other shares of capital stock of Host Marriott ranking junior to or on a parity with the shares of preferred stock of that series as to distributions or upon liquidation, and

  . no common stock, or any other shares of capital stock of Host Marriott ranking junior to or on a parity with the shares of preferred stock of that series as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration or any money paid to or made available for a sinking fund for the redemption of any such shares, by Host Marriott, except by conversion into or exchange for other shares of capital stock of Host Marriott ranking junior to the shares of preferred stock of such series as to distributions and upon liquidation.

   If, for any taxable year, Host Marriott elects to designate as "capital gain dividends" any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of preferred stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends paid or made available to the holders of the preferred stock for the year and the denominator of which shall be the Total Dividends.

   The holders of each class of the Existing Preferred Stock are entitled to receive cumulative cash dividends on such class of Existing Preferred Stock at a rate of 10% per year of the $25.00 per share liquidation preference (equivalent to $2.50 per year per share). Dividends on each class of the Existing Preferred Stock are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year and are cumulative from the date of original issuance.

Redemption

   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of Host Marriott, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

   The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that will be redeemed by Host Marriott on the dates or during the periods to be specified, at a redemption price per share to be specified in the prospectus supplement. Notwithstanding the foregoing, the holders of record of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable on their preferred stock on the corresponding dividend payment date notwithstanding the redemption of their preferred stock after such record date and on or prior to such payment date, in which case the redemption price shall not include such dividend. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of Host Marriott, the terms of that preferred stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into the applicable shares of capital stock of Host Marriott pursuant to conversion provisions specified in the applicable prospectus supplement.

   Notwithstanding the foregoing, unless full distributions, including any cumulative amount if applicable, on the shares of preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, then:

  . no preferred stock of any series shall be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of shares of preferred stock of that series to preserve the REIT status of Host Marriott or in connection with a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of that series, and

  . Host Marriott shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for shares of capital stock of Host Marriott ranking junior to the preferred stock of that series as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of shares of preferred stock of that series to assist in maintaining the REIT status of Host Marriott or in connection with a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

   If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by Host Marriott and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of shares held or for which redemption is requested by the holder or by lot in a manner determined by Host Marriott.

   Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of Host Marriott. Each notice shall state:

  .  the redemption date

  .  the number and series of shares of preferred stock to be redeemed

  . the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price

  . that distributions on the shares to be redeemed will cease to accrue on the redemption date and

  . the date upon which the holders' conversion rights, if any, as to the shares shall terminate.

   If fewer than all of the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by Host Marriott in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date distributions will cease to accumulate on that preferred stock, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

   Host Marriott may redeem each class of the Existing Preferred Stock as follows:

  . Host Marriott may not redeem the Class A Preferred Stock prior to August 3, 2004, except under the circumstances described below. On and after April 3, 2004, Host Marriott may, at its option, redeem the Class A Preferred Stock in whole or from time to time in part.

  . Host Marriott may not redeem the Class B Preferred Stock prior to April 29, 2005, except under the circumstances described below. On and after April 29, 2005, Host Marriott may, at its option, redeem the Class B Preferred Stock in whole or from time to time in part.

  . Host Marriott may not redeem the Class C Preferred Stock prior to March 27, 2006, except under the circumstances described below. On and after March 27, 2006, Host Marriott may, at its option, redeem the Class C Preferred Stock in whole or from time to time in part.

Notwithstanding the foregoing, Host Marriott may redeem any class of the Existing Preferred Stock at any time under limited circumstances intended to preserve its status as a REIT for federal income tax purposes and the Operating Partnership's status as a partnership for federal income tax purposes.

   The price for redemption of any class of the Existing Preferred Stock by Host Marriott is $25.00 per share, plus accrued and unpaid dividends to, but not including, the date of redemption.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Host Marriott, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of shares of capital stock of Host Marriott ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Host Marriott, the holders of each series of preferred stock shall be entitled to receive out of assets of Host Marriott legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of the remaining assets of Host Marriott. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Host Marriott are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of capital stock of Host Marriott ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   If liquidating distributions shall have been made in full to all holders of preferred stock, the remaining assets of Host Marriott shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of Host Marriott with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Host Marriott, shall not be deemed to constitute a liquidation, dissolution or winding up of Host Marriott.

   If Host Marriott liquidates, dissolves or winds up, holders of each class of the Existing Preferred Stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends to, but not including, the date of payment. Payment of this liquidation preference must be made before any payment is made to the holders of the common stock with respect to the distribution of assets upon Host Marriott's liquidation, dissolution or winding up.

Voting Rights

   Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

   Whenever distributions on any shares of preferred stock shall be in arrears for six or more quarterly periods, whether or not consecutive:

  . the holders of such preferred stock, voting together as a single class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of Host Marriott at a special meeting called by the holders of record of at least 10% of any series of preferred stock so in arrears, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting and

  . such voting rights will continue until all distributions accumulated on a series of cumulative preferred stock for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or four consecutive quarterly distributions on a non-cumulative preferred series shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

   Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, Host Marriott will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting:

  . authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of capital stock of Host Marriott into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or

  . amend, alter or repeal the provisions of the Articles of Incorporation or the Supplementary for such series of preferred stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof; provided, however, with respect to the occurrence of any Event, so long as the shares of preferred stock remain outstanding or are converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, Host Marriott may not be the surviving entity and that the surviving entity may be a non-corporate entity, such as a limited liability company, limited partnership or business trust in which case the preferred stock would be converted into an equity interest, other than stock, having substantially equivalent terms, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of preferred stock; and provided further that any increase in the amount of the authorized preferred stock or any increase in the amount of authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of Host Marriott, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

   The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of preferred stock of such series shall have been converted or redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

   The voting rights of each class of the Existing Preferred Stock are in accordance with the general description of voting rights set forth above.

Conversion Rights

   The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date or period, provisions as to whether conversion will be at the option of the holders of the preferred stock or Host Marriott, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

   No class of the Existing Preferred Stock is convertible into common stock.

Transfer Agent and Registrar

   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

   For Host Marriott to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities:

  . during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made or

  . during a proportionate part of a shorter taxable year.

   In addition, if Host Marriott, or one or more owners of 10% or more of Host Marriott, actually or constructively owns 10% or more of a tenant of Host Marriott or a tenant of any partnership in which Host Marriott is a partner, the rent received by Host Marriott either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Internal Revenue Code unless the tenant qualifies as a "taxable REIT subsidiary" and the leased property is a "qualified lodging facility" under the Internal Revenue Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year other than the first year for which an election to be treated as a REIT has been made.

   Primarily because the Board of Directors believes it is desirable for Host Marriott to qualify as a REIT, the Articles of Incorporation provide that, subject to certain exceptions, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than:

  . 9.8% of the lesser of the number or value of shares of common stock outstanding or

  . 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of Host Marriott's stock.

   The foregoing are subject to:

  . an exception for a holder of shares of common stock in excess of the ownership limit solely by reason of the merger on December 29, 1998 between Host Marriott and Host Marriott Corporation, a Delaware corporation and the predecessor of Host Marriott, so long as such holder did not own, directly or by attribution under the Internal Revenue Code, more than 9.9% by value of the outstanding capital stock of Host Marriott as of December 30, 1998, and

  . a limitation on the application of the "group" limitation, but no other element of the ownership limit, to any "group" that otherwise exceeded the ownership limit at the effective time of such merger solely by reason of its status as a "group."

   The ownership limit prohibits Marriott International and its subsidiaries and affiliates, including members of the Marriott family, from collectively owning shares of capital stock in excess of the ownership limit, but the Board of Directors will grant an exception that will permit Marriott International to exercise its right to purchase up to 20% of each class of Host Marriott's voting stock at the then fair market value in connection with specified change of control events of Host Marriott, subject to certain limitations intended to protect our REIT status.

   The ownership attribution rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock and thus subject such common stock to the remedy provision under the ownership limit. The Board of Directors may grant an exemption from the ownership limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Internal Revenue

Code if it is satisfied, based upon an opinion of counsel and such other evidence as is satisfactory to the Board of Directors in its sole discretion, that:

  . such ownership will not cause a person who is an individual to be treated as owning capital stock in excess of the ownership limit, applying the applicable constructive ownership rules, and

  . will not otherwise jeopardize Host Marriott's status as a REIT by, for example, causing any tenant of the Operating Partnership to be considered a "related party tenant" for purposes of the REIT qualification rules.

   As a condition of such waiver, the Board of Directors may require undertakings or representations from the applicant with respect to preserving the REIT status of Host Marriott.

   The Board of Directors will have the authority to increase the ownership limit from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.5% of the outstanding capital stock.

   The Articles of Incorporation further prohibit:

  . any person from actually or constructively owning shares of beneficial interest of Host Marriott that would result in Host Marriott being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause Host Marriott to fail to qualify as a REIT and

  . any person from transferring shares of Host Marriott's capital stock if such transfer would result in shares of Host Marriott's capital stock being owned by fewer than 100 persons.

   Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of Host Marriott's capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Host Marriott and provide Host Marriott with such other information as Host Marriott may request in order to determine the effect of such transfer on Host Marriott's status as a REIT.

   If any purported transfer of shares of Host Marriott's capital stock or any other event would otherwise result in any person violating the ownership limit or the other restrictions in the Articles of Incorporation, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the ownership limit (referred to as "excess shares") and

  . the Prohibited Transferee shall acquire no right or interest in such excess shares and

  . in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the ownership limit (the "Prohibited Owner") shall cease to own any right or interest in such excess shares.

   Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Host Marriott (the "Beneficiary"). The automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the violating transfer. Within 20 days of receiving notice from Host Marriott of the transfer of shares to the trust, the trustee of the trust, who shall be designated by Host Marriott and be unaffiliated with Host Marriott and any Prohibited Transferee or Prohibited Owner, will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by Host Marriott with respect to those excess shares, and also will be entitled to exercise all voting rights with respect to those excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by Host Marriott that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary.

   However, if Host Marriott has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast its vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner, prior to the discovery by Host Marriott that the shares had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective to prevent violation of the ownership limit, then the Articles of Incorporation provides that the transfer of the excess shares will be void.

   In addition, shares of Host Marriott's stock held in the trust shall be deemed to have been offered for sale to Host Marriott, or its designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market value at the time of the devise or gift and the market value of the shares on the date Host Marriott, or its designee, accepts the offer. Host Marriott will have the right to accept the offer until the trustee has sold the shares held in the trust. Upon such a sale to Host Marriott, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner.

   The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Host Marriott to attempt to qualify, or to continue to qualify, as a REIT.

   All certificates representing shares of Host Marriott's capital stock will bear a legend referring to the restrictions described above.

   All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or some other percentage between 1/2 of 1% and 5% as provided in the rules and regulations under the Internal Revenue Code, of the lesser of the number or value of the outstanding shares of Host Marriott's capital stock must give a written notice to Host Marriott within 30 days after the end of each taxable year. In addition, each stockholder will, upon demand, be required to disclose to Host Marriott in writing such information with respect to the direct, indirect and constructive ownership of shares of Host Marriott's capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

   These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                        DESCRIPTION OF DEPOSITARY SHARES

General

   Host Marriott may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among Host Marriott and the depositary named therein. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by Host Marriott to the depositary, Host Marriott will cause the depositary to issue, on behalf of Host Marriott, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Host Marriott upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

   The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary shares owned by those holders, subject to the obligations of the holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to the obligations of holders to file various proofs, certificates and other information and to pay various charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Host Marriott, sell such property and distribute the net proceeds from such sale to such holders.

   No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

   Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon the holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the surrendered depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by such depositary shares as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

   Whenever Host Marriott redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided Host Marriott shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by Host Marriott.

   From and after the date fixed for redemption, all dividends on the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent the preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and Host Marriott will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

   In the event of the liquidation, dissolution or winding up of Host Marriott, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

   The depositary shares, as such, are not convertible into common stock or any other securities or property of Host Marriott. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct Host Marriott to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of preferred stock of Host Marriott or other shares of stock, and Host Marriott has agreed that upon receipt of the instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, an amount will be paid in cash by Host Marriott equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

   The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between Host Marriott and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the existing holders of at least 66% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

   The deposit agreement may be terminated by Host Marriott upon not less than 30 days prior written notice to the depositary if the holders of a majority of the depository shares representing each series of preferred stock affected by such termination consents to the termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt. In addition, the deposit agreement will automatically terminate if:

  .  all outstanding depositary shares shall have been redeemed,

  . there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Host Marriott and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or

  . each share of the related preferred stock shall have been converted into securities of Host Marriott not so represented by depositary shares.

Charges of Preferred Stock Depositary

   Host Marriott will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Host Marriott will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

   The depositary may resign at any time by delivering to Host Marriott notice of its election to do so, and Host Marriott may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

   The depositary will forward to holders of depositary receipts any reports and communications from Host Marriott which are received by the depositary with respect to the related preferred stock.

   Neither the depositary nor Host Marriott will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of Host Marriott and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence. Host Marriott and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. Host Marriott and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

   In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Host Marriott, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Host Marriott.

                            DESCRIPTION OF WARRANTS

General

   Host Marriott may issue warrants to purchase preferred stock, depositary shares or common stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such offered securities. The warrants are to be issued under warrant agreements to be entered into between Host Marriott and a bank or trust company, as warrant agent, as specified in the prospectus supplement relating to the warrants being offered pursuant thereto. The warrant agent will act solely as an agent of Host Marriott in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the following terms of warrants in respect of which this prospectus is being delivered:

  . the title of such warrants

  . the securities for which such warrants are exercisable

  . the price or prices at which such warrants will be issued

  . the number of such warrants issued with each share of preferred stock or common stock

  . any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of such warrants or the exercise price of such warrants

  . if applicable, the date on and after which such warrants and the related preferred stock or common stock will be separately transferable

  . if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such warrants

  . any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants

  . the date on which the right to exercise such warrants shall commence, and the date on which such right shall expire, and

  . the maximum or minimum number of such warrants which may be exercised at any time.

Exercise of Warrants

   Each warrant will entitle the holder of warrants to purchase for cash such amount of shares of preferred stock, shares of common stock or depositary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

   Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Host Marriott will, as soon as practicable, forward the shares of preferred stock, shares of common stock or depositary shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                       DESCRIPTION OF SUBSCRIPTION RIGHTS

General

   Host Marriott may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to Host Marriott's stockholders, Host Marriott may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to Host Marriott's stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to Host Marriott's stockholders on the record date for receiving subscription rights in such subscription rights offering set by Host Marriott.

   The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  .  the title of such subscription rights

  .  the securities for which such subscription rights are exercisable

  .  the exercise price for such subscription rights

  .  the number of such subscription rights issued to each stockholder

  .  the extent to which such subscription rights are transferable

  . if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights

  . any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights

  . the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire

  . the extent to which such subscription rights includes an over-subscription privilege with respect to unsubscribed securities, and

  . if applicable, the material terms of any standby underwriting arrangement entered into by Host Marriott in connection with the subscription rights offering.

Exercise of Subscription Rights

   Each subscription right will entitle the holder of subscription rights to purchase for cash such principal amount of shares of preferred stock, depository shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

   Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Host Marriott will, as soon as practicable, forward the shares of preferred stock or common stock, depository shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Host Marriott may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

   We may sell the securities being offered by this prospectus and any accompanying prospectus supplement:

  .  directly to purchasers

  .  through agents

  .  through dealers

  .  through underwriters

  .  directly to our stockholders or

  .  through a combination of any such methods of sale.

In addition, the offered securities may be issued by us as a dividend or distribution.

   The distribution of the offered securities may be effected from time to time in one or more transactions either:

  .  at a fixed price or prices, which may be changed

  .  at market prices prevailing at the time of sale

  .  at prices related to such prevailing market prices or

  .  at negotiated prices.

   Offers to purchase offered securities may be solicited directly by us. Offers to purchase offered securities may also be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement.

   If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Host Marriott will sell such offered securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

   If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

   Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

   Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and, if the offered securities are also being sold to underwriters, we shall have sold to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of offered securities pursuant to such contracts.

   Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the offered securities in connection with an offering of offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

   The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

                                 LEGAL MATTERS

   The validity of the offered securities will be passed upon for us by our general counsel or by other counsel to Host Marriott. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

   Our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PRELIMINARY PROSPECTUS
(Subject to Completion, dated May 25, 2001)

                                 $1,000,000,000

                              Host Marriott, L.P.

                                  Senior Notes

  By this prospectus, we may offer, from time to time, one or more series of senior notes.

  The senior notes have an aggregate initial offering price of $1,000,000,000. We may offer senior notes in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of each series of senior notes in supplements to this prospectus.

  You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of any series of senior notes unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those senior notes.

  Investing in senior notes involves risks. See "Risk Factors" beginning on page 1.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the senior notes or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                  The date of this prospectus is May  , 2001.

                               TABLE OF CONTENTS

Risk Factors................................................................   1
About This Prospectus.......................................................   6
Where You Can Find More Information.........................................   6
Disclosure Regarding Forward-looking Statements.............................   8
The Company.................................................................   9
Use of Proceeds.............................................................  10
ERISA Matters...............................................................  10
Ratio of Earnings to Fixed Charges..........................................  10
Description of Senior Notes.................................................  11
Plan of Distribution........................................................  55
Legal Matters...............................................................  56
Experts.....................................................................  56

   As used in this prospectus and in any accompanying prospectus supplement, references to "we," "our," the "company" and the "Operating Partnership" and similar references are to Host Marriott, L.P. References to "Host Marriott" are to Host Marriott Corporation, a Maryland corporation, and its consolidated subsidiaries from and after December 29, 1998 and to Host Marriott Corporation, a Delaware corporation, and its consolidated subsidiaries before December 29, 1998, unless otherwise expressly stated or the context otherwise requires.

                                 RISK FACTORS

   Prospective investors should carefully consider, among other factors, the material risks described below.

Risks of Operation

   We do not control our hotel operations, and we are dependent on the managers of our hotels. Because federal income tax laws restrict real estate investment trusts, or "REITs," and their subsidiaries from operating a hotel, we do not manage our hotels. Instead, we retain third party managers to manage our hotels pursuant to management agreements. Our income from the hotels may be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at our hotels or fail to maintain the quality of the hotel brand names. While HMT Lessee LLC, a taxable REIT subsidiary of ours that is the lessee of substantially all of our full service properties, oversees the hotel managers' performance, we have limited specific recourse if we believe that the hotel managers are not performing adequately. Underperformance by our hotel managers could adversely affect our results of operations.

   Our relationship with Marriott International may result in conflicts of interest. Marriott International, a public hotel management company, manages a significant number of our hotels. In addition, Marriott International manages and in some cases may own or be invested in hotels that compete with our hotels. As a result, Marriott International may make decisions regarding competing lodging facilities which it manages that would not necessarily be in our best interests. J.W. Marriott, Jr. is a member of Host Marriott's Board of Directors and his brother, Richard E. Marriott, is Host Marriott's Chairman of the Board. Both J.W. Marriott, Jr. and Richard E. Marriott serve as directors, and J.W. Marriott, Jr. also serves as an officer, of Marriott International. J.W. Marriott, Jr. and Richard E. Marriott beneficially owned, as determined for securities law purposes, as of January 31, 2001, approximately 12.6% and 12.2%, respectively, of the outstanding shares of common stock of Marriott International. As a result, J.W. Marriott, Jr. and Richard E. Marriott have potential conflicts of interest as Host Marriott's directors when making decisions regarding Marriott International, including decisions relating to the management agreements involving the hotels and Marriott International's management of competing lodging properties.

   Host Marriott's Board of Directors follows appropriate policies and procedures intended to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott in conflict situations, including requiring them to abstain from voting as directors on matters which present a conflict between the companies. If appropriate, these policies and procedures will apply to other directors and officers.

   We have substantial indebtedness. Our degree of leverage could adversely affect our ability to:

  . obtain financing in the future for working capital, capital expenditures, acquisitions, development or other general business purposes

  .  undertake financings on terms and conditions acceptable to us

  .  pursue our acquisition strategy or

  . compete effectively or operate successfully under adverse economic conditions.

   If our cash flow and working capital are not sufficient to fund our expenditures or service our indebtedness, we would have to raise additional funds through:

  .  the sale of equity by Host Marriott

  .  the refinancing of all or part of our indebtedness

  .  the incurrence of additional permitted indebtedness or

  .  the sale of assets.

   We cannot assure you that any of these sources of funds would be available in amounts sufficient for us to meet our obligations or fulfill our business plan. Additionally, our debt contains performance related covenants that, if not achieved, could require immediate repayment of our debt or significantly increase the rate of interest on our debt.

   There is no limitation on the amount of debt we may incur. There are no limitations in our organizational documents or Host Marriott's organizational documents that limit the amount of indebtedness that we may incur. However, our existing debt instruments contain restrictions on the amount of indebtedness that we may incur. Accordingly, we could incur indebtedness to the extent permitted by our debt agreements. If we became more highly leveraged, our debt service payments would increase and our cash flow and our ability to service our debt might be adversely affected.

   Our management agreements could impair the sale or other disposition of our hotels. Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the hotels unless the transferee assumes the related management agreements and meets specified other conditions. Our ability to finance, refinance or sell any of the properties may, depending upon the structure of such transactions, require the manager's consent. If the manager did not consent, we would be prohibited from financing, refinancing or selling the property without breaching the management agreement.

   The acquisition contracts relating to some hotels limit our ability to sell or refinance those hotels. For reasons relating to federal income tax considerations of the former owners of some of our hotels, we agreed to restrictions on selling some hotels or repaying or refinancing the mortgage debt on those hotels for varying periods depending on the hotel. We anticipate that, in specified circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell or refinance the mortgage debt on these hotels, it may be difficult or impossible to do so during their respective lock-out periods.

   Our ground lease payments may increase faster than the revenues we receive on the hotels. As of January 31, 2001, we leased, as lessee, 46 of our hotels pursuant to ground leases. These ground leases generally require increases in ground rent payments every five years. Our ability to service our debt could be adversely affected to the extent that our revenues do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price. Moreover, to the extent that such ground leases are not renewed at their expiration, our revenues could be adversely affected.

   New acquisitions may fail to perform as expected or we may be unable to make acquisitions on favorable terms. We intend to acquire additional full-service hotels. Newly acquired properties may fail to perform as expected, which could adversely affect our financial condition and operating results. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. We expect to acquire hotels with cash from secured or unsecured financings and proceeds from offerings of equity or debt, to the extent available or at all. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. Competition for attractive investment opportunities may increase prices for hotel properties, thereby decreasing the potential return on our investment.

   We may be unable to sell properties when appropriate because real estate investments are illiquid. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. The inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to service debt. In addition, there are limitations under the federal tax laws applicable to REITs and agreements that we have entered into when we acquired some of our properties that may limit our ability to recognize the full economic benefit from a sale of our assets.

   Our revenues and the value of our properties are subject to conditions affecting the lodging industry. If our assets do not generate income sufficient to pay our expenses, we will be unable to service our debt and maintain our properties. Our revenues and the value of our properties are subject to conditions affecting the lodging industry. These include:

  .  changes in the national, regional and local economic climate

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel rooms

  . the attractiveness of our hotels to consumers and competition from comparable hotels

  .  the quality, philosophy and performance of the managers of our hotels

  . changes in room rates and increases in operating costs due to inflation and other factors and

  .  the need to periodically repair and renovate our hotels.

   Adverse changes in these conditions could adversely affect our financial performance.

   Our expenses may remain constant even if our revenue drops. The expenses of owning property are not necessarily reduced when circumstances like market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. Our financial condition could be adversely affected by:

  .  interest rate levels

  .  the availability of financing

  . the cost of compliance with government regulation, including zoning and tax laws and

  . changes in governmental regulations, including those governing usage, zoning and taxes.

   We depend on our key personnel. We depend on the efforts of our executive officers and other key personnel. While we believe that we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. We do not intend to obtain key-man life insurance with respect to any of our personnel.

   Partnership and other litigation judgments or settlements could have a material adverse effect on our financial condition. We and Host Marriott are parties to various lawsuits relating to previous partnership transactions, including transactions relating to the conversion of Host Marriott into a REIT. While we and the other defendants to such lawsuits believe all of the lawsuits in which we are a defendant are without merit and we are vigorously defending against such claims, we can give no assurance as to the outcome of any of the lawsuits. If any of the lawsuits were to be determined adversely to us or settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition.

   We may acquire hotel properties through joint ventures with third parties that could result in conflicts. Instead of purchasing hotel properties directly, we may invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject the assets to additional risk, including:

  . our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interests or goals

  . our co-venturers may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or

  . a joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities.

   Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent.

   Environmental problems are possible and can be costly. We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

   Compliance with other government regulations can also be costly. Our hotels are subject to various forms of regulation, including Title III of the Americans with Disabilities Act, building codes and regulations pertaining to fire safety. Compliance with those laws and regulations could require substantial capital expenditures. These regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any increased costs could reduce the cash available for servicing debt.

   Some potential losses are not covered by insurance. We carry comprehensive liability, fire, flood, extended coverage and rental loss (for rental losses extending up to 12 months) insurance with respect to all of our hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Some types of losses, such as from earthquakes and environmental hazards, however, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenue from the hotel. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Federal Income Tax Risks

   Adverse consequences would apply if we failed to qualify as a partnership. We believe that we qualify to be treated as a partnership for federal income tax purposes. As a partnership, we are not subject to federal income tax on our income. Instead, each of our partners is required to pay tax on its allocable share of our income. No assurance can be provided, however, that the IRS will not challenge our status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating us as a corporation for tax purposes, we would be subject to federal, state and local, and possibly foreign, corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to our partners, including Host Marriott. In addition, our classification as a corporation would cause some of our partners, including Host Marriott, to recognize gain at least equal to such partner's "negative capital account," and possibly more, depending upon the circumstances. Finally, Host Marriott would fail to meet the income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT. If Host Marriott fails to qualify as a REIT or we fail to qualify as a partnership, such failure would cause an event of default under our credit facility that could lead to an acceleration of the amounts due under such credit facility, which in turn would constitute an event of default under our outstanding debt securities.

Adverse consequences would apply if Host Marriott failed to qualify as a REIT. We believe that Host Marriott has been organized and has operated in such a manner so as to qualify as a REIT under the Internal Revenue Code, commencing with the taxable year beginning January 1, 1999, and Host Marriott currently intends to continue to operate as a REIT during future years. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders as long as it distributes at least 90% of its taxable income, excluding net capital gain. No assurance can be provided, however, that Host Marriott will qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to its qualification as a REIT or the federal income tax consequences of such qualification. Host Marriott's failure to qualify as a REIT would cause an event of default under our credit facility that could, in turn, cause an event of default under our outstanding debt securities.

Our obligations to Host Marriott potentially may increase our indebtedness or cause us to liquidate investments on adverse terms. To continue to qualify as a REIT, Host Marriott currently is required to distribute to its shareholders with respect to each year at least 90% of its taxable income, excluding net capital gain. In addition, Host Marriott will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions made by it with respect to the calendar year are less than the sum of 85% of its ordinary income and 95% of its capital gain net income for that year and any undistributed taxable income from prior periods. Host Marriott intends to make distributions to its shareholders to comply with the distribution requirement and to avoid the nondeductible excise tax and will rely for this purpose on distributions from us. Host Marriott's sole source of cash to make these distributions is with respect to its partnership interest in us. Our partnership agreement requires us to distribute to our partners an amount of our available cash sufficient to enable Host Marriott to pay shareholder dividends that will satisfy the requirements applicable under the Internal Revenue Code to REITs and to avoid any federal income or excise tax liability for Host Marriott. There are differences in timing between our recognition of taxable income and our receipt of cash available for distribution due to, among other things, the seasonality of the lodging industry and the fact that some taxable income will be "phantom" income (which is taxable income that is not matched by cash flow or EBITDA to us) attributable to our deferred tax liabilities arising from certain transactions entered into by Host Marriott in years prior to the conversion of Host Marriott to a REIT. There is a distinct possibility that these differences could require us to arrange for short-term, or possibly long-term, borrowings or to issue additional equity to enable us to meet this distribution requirement to Host Marriott. In addition, because the REIT distribution requirements prevent Host Marriott from retaining earnings, we effectively are prohibited from retaining earnings, as well. Accordingly, we will generally be required to refinance debt that matures with additional debt or equity. We cannot assure you that any of the sources of funds described herein, if available at all, would be sufficient to meet the distribution obligations of Host Marriott, in which case we may be required to liquidate investments on adverse terms in order to satisfy such obligations of Host Marriott.

Notwithstanding Host Marriott's status as a REIT, it is subject to various taxes on its income and property for which we are responsible for paying or reimbursing Host Marriott. Among other things, Host Marriott will be required to pay federal tax at the highest regular corporate rate upon its share of any "built-in gain" recognized as a result of any sale before January 1, 2009, by us of assets, including the hotels, in which interests were owned by Host Marriott, directly or indirectly, immediately prior to January 1, 1999, the first day of Host Marriott's first taxable year as a REIT. Built-in gain is the amount by which an asset's fair market value exceeded the adjusted basis in the asset on January 1, 1999. The total amount of gain on which we would be subject to corporate income tax if the assets that we held at the time of the REIT conversion were sold in a taxable transaction prior to January 1, 2009 would be material to us. In addition, notwithstanding its status as a REIT, Host Marriott may have to pay certain state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes. Host Marriott may also have to pay certain foreign taxes to the extent we own assets or conduct operations in foreign jurisdictions. Under the terms of the REIT conversion and our partnership agreement, we are responsible for paying, or reimbursing Host Marriott for the payment of, any corporate income tax imposed on built-in gain, as well as any other taxes or other liabilities, including contingent liabilities and liabilities attributable to litigation that Host Marriott may incur, whether such liabilities are incurred by reason of activities prior to the REIT conversion or activities subsequent thereto. Accordingly, we will pay, or reimburse Host Marriott for the payment of, all taxes incurred by Host Marriott (and any related interest and penalties), except for taxes imposed on Host Marriott by reason of its failure to qualify as a REIT or to distribute to its shareholders an amount equal to its "REIT taxable income," including net capital gains. We cannot assure you that any of the sources of funds described herein, if available at all, would be sufficient to meet the tax obligations of Host Marriott, in which case we may be required to liquidate investments on adverse terms in order to satisfy such obligations of Host Marriott.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, sell the senior notes described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000.

   This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

   This prospectus provides you with a general description of the senior notes. Each time we sell senior notes, we will provide a prospectus supplement that will contain specific information about the method and terms of that offering. The prospectus supplement may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

  450 Fifth Street,      7 World Trade Center     500 West Madison
  N.W.                   Suite 1300               Street
  Room 1024              New York, New York       Suite 1400
  Washington, D.C.       10048                    Chicago, Illinois
  20549                                           60661

Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

   Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

   The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the senior notes to which this prospectus relates or the offering is otherwise terminated.

  1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed with the Commission on April 2, 2001).

  2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed with the Commission on May 7, 2001).

  3. Current Report on Form 8-K (filed with the Commission on May 8, 2001).

  4. Current Report on Form 8-K/A (filed with the Commission on May 2, 2001).

  5. Current Report on Form 8-K (filed with the Commission on April 13,
     2001).

  6. Current Report on Form 8-K (filed with the Commission on February 7,
     2001).

   You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time.

   Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the information incorporated by reference into this prospectus include forward-looking statements. As well, any accompanying prospectus supplement may include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

   We identify forward-looking statements in this prospectus, any accompanying prospectus supplement and other materials filed or to be filed by us with the Commission and incorporated by reference in this prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases, or the negative thereof.

   These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

  . national and local economic and business conditions that will affect, among other things, demand for products and services at our hotels and other properties, the level of room rates and occupancy that can be achieved by such properties and the availability and terms of financing

  . our ability to maintain the properties in a first-class manner, including meeting capital expenditure requirements

  . our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures

  . our degree of leverage, which may affect our ability to obtain financing in the future or maintain compliance with current debt covenants

  . our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs

  . government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof

  . Host Marriott's ability to satisfy complex rules in order for it to qualify as a REIT for federal income tax purposes, our ability to satisfy the rules for us to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules, and

  . other factors discussed under the heading "Risk Factors" in this prospectus, any accompanying prospectus supplement and in our other filings with the Commission.

   Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give you no assurance that we will attain these expectations or that any deviations will not be material. We disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this prospectus, any accompanying prospectus supplement or any information incorporated by reference into them to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  THE COMPANY

   We are a limited partnership owning full-service hotel properties. Our sole general partner is Host Marriott, a self-managed and self-administered REIT. Through our subsidiaries, we currently own or hold controlling interests in 125 hotels, containing approximately 60,000 rooms located throughout the United States, in Toronto and Calgary, Canada and in Mexico City, Mexico. These hotels are generally operated under the Marriott, Ritz-Carlton, Hyatt, Four Seasons, Hilton and Swissotel brand names. We believe that these brands are among the most respected and widely recognized names in the lodging industry.

   Together with Host Marriott, we were formed primarily to continue, in an UPREIT structure, the full-service hotel ownership business formerly conducted by Host Marriott Corporation, a Delaware corporation. Host Marriott is our sole general partner and currently the holder of approximately 86% of our partnership interests. We lease substantially all of our full-service hotels to a wholly owned subsidiary of ours that is taxed as a corporation.

   Our principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and our telephone number is (301) 380-9000.

                                USE OF PROCEEDS

   Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of senior notes will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or repurchase of our indebtedness and our units of limited partnership interest. The factors which we will consider in any repayment or repurchase of indebtedness will include the amount and characteristics of any senior notes issued and may include, among others, the impact of such refinancing on our liquidity or on our debt-to-equity ratio and earnings per share. When a particular series of senior notes is offered, the related prospectus supplement will set forth the intended use for the net proceeds received from the sale of such senior notes. Pending the application of the net proceeds, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities.

                                 ERISA MATTERS

   We and our subsidiaries may each be considered a "party in interest," within the meaning of the Employee Retirement Income Security Act, or a "disqualified person," within the meaning of Section 4975 of the Internal Revenue Code, with respect to many employee benefit plans that are subject to ERISA. The purchase of senior notes by an ERISA plan, including an individual retirement plan, that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Internal Revenue Code and with respect to which we or any of our affiliates is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or the Internal Revenue Code, unless such senior notes are acquired pursuant to and in accordance with an applicable federal statutory exemption or administrative exemption issued on a class-wide basis by the United States Department of Labor. Any pension or other employee benefit plan proposing to acquire any senior notes should consult with its counsel.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.

                                                              Fiscal Year
                                                        ------------------------
                                                        2000 1999 1998 1997 1996
                                                        ---- ---- ---- ---- ----
   Ratio of earnings to fixed charges(1)............... 1.2x 1.5x 1.5x 1.3x 1.0x

--------
(1) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

                          DESCRIPTION OF SENIOR NOTES

   Pursuant to this prospectus we may issue additional senior notes pursuant to an indenture dated as of August 5, 1998, by and among the Operating Partnership, the Subsidiary Guarantors signatory thereto and HSBC Bank USA (formerly Marine Midland Bank), as trustee, as amended or supplemented from time to time. The terms of the indenture include those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the indenture and the related amended and restated pledge and security agreement, dated as of August 5, 1998 and amended and restated as of May 31, 2000, which governs property securing, among other things, the obligations on the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the pledge agreement because they, and not this description, define your rights as holders of these notes. You may obtain copies of the indenture and the pledge agreement from the Operating Partnership upon request. The indenture is also listed as an exhibit to a registration statement on Form S-3 of HMH Properties, Inc. (file no. 333-50729). You can find out how to obtain these documents by looking at the section of this prospectus titled "Where You Can Find More Information." You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

General

   The terms of each series of senior notes that may be issued under the indenture in the future will be set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of each series of senior notes will be described in a prospectus supplement relating to such series (including any pricing supplement thereto). The prospectus supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the senior notes in respect of which this prospectus is delivered, to the extent different from the terms described below in this section:

  .  the title of such senior notes

  .  the price or prices at which the senior notes will be issued

  .  any limit on the aggregate principal amount of such senior notes

  . the date or dates on which principal on such senior notes will be payable

  . the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such senior notes will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date

  . the place or places where principal of, premium, if any, and interest, if any, on such senior notes will be payable

  . the period or periods within which, the price or prices at which and the terms and conditions upon which the senior notes may be redeemed, in whole or in part, at the option of the Company

  . the obligation, if any, of the Company to redeem or purchase senior notes, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder thereof

  . the dates, if any, on which and the price or prices at which the senior notes will be repurchased by the Company at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations

  . the denominations in which such senior notes may be issuable, if other than denominations of $1,000 and any integral multiple thereof

  . whether the senior notes are to be issuable in the form of Certificated Notes or Global Notes

  . the portion of principal amount of senior notes that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof

  .  the currency of denomination of such senior notes, if other than U.S.
     dollars

  . the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such senior notes will be made, if other than U.S. dollars

  . if payments of principal of, premium, if any, or interest, if any, on the senior notes are to be made in one or more currencies or currency units other than that or those in which such senior notes are denominated, the manner in which the exchange rate with respect to such payments will be determined

  . the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such senior notes will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the senior notes are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index

  . the provisions, if any, relating to any security provided for such senior notes

  . any addition to or change in the Events of Default described herein or in the indenture with respect to such senior notes

  . any addition to or change in the covenants described herein or in the indenture with respect to such senior notes and any change in the acceleration provisions described herein or in the indenture with respect to such senior notes

  . any other terms of such senior notes which may supplement, modify or delete any provision of the indenture insofar as it applies to such series

  . any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the senior notes if other than those appointed herein and

  .  the form and terms of any guarantee of the senior notes.

   The Series A senior notes, Series B senior notes, Series C senior notes, the Series E senior notes and the Series G senior notes are, and any series of senior notes offered hereby will be, senior, general obligations of the Operating Partnership. The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, initially secured by a pledge of all the Capital Stock of certain of our subsidiaries, which Capital Stock also equally and ratably secures our obligations under the Credit Facility and certain other Indebtedness ranking on an equitable and ratable basis with the senior notes. See "--Security." The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, pari passu with all of our other existing and future unsubordinated Indebtedness and will rank senior to all of our subordinated obligations. The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, jointly and severally guaranteed on a senior basis by the Subsidiary Guarantors. The Guarantee of the Subsidiary Guarantors with respect to the notes, and the pledges of equity interests, are subject to release upon satisfaction of certain conditions.

   Interest on any series of notes issued under the indenture is or will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Operating Partnership maintained for such purpose, in the Borough of Manhattan, The City of New York. Except as provided below, at our option payment of interest may be made by check mailed to the holders of any notes at the addresses set forth upon our registry books; provided, however, holders of certificated notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Such wire instructions, upon receipt by the trustee, will remain in effect until revoked by such holder. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until we designate otherwise our office or agency will be the corporate trust office of the trustee presently located at 140 Broadway, New York, New York 10005-1180.

Guarantees

   The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the Operating Partnership defaults in the payment of the principal of, or premium, if any, or interest on, a guaranteed series of notes issued under the indenture when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Change of Control, offer to purchase or otherwise, without the necessity of action by the trustee or any holder, the Subsidiary Guarantors shall be required promptly to make such payment in full. The indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under such series of notes under certain circumstances. The obligations of the Subsidiary Guarantors will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

   Each current and future Restricted Subsidiary of the Operating Partnership that subsequently guarantees any Indebtedness (the "Guaranteed Indebtedness") of the Operating Partnership (each a "Future Subsidiary Guarantor") will be required to guarantee the Series A through Series G senior notes and any series of senior notes offered hereby. If the Guaranteed Indebtedness is (1) pari passu in right of payment with the notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (2) subordinated in right of payment to the notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes.

   Subject to compliance with the preceding paragraph, the indenture also provides that any guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released upon (1) the sale or other disposition of Capital Stock of the Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Operating Partnership, (2) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Operating Partnership or a Subsidiary of the Operating Partnership, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Operating Partnership, (3) a Legal Defeasance or Covenant Defeasance, or (4) the unconditional and complete release of such Subsidiary Guarantor from its guarantee of all Guaranteed Indebtedness.

Security

   The obligations of the Operating Partnership to pay the principal of, premium, if any, and interest on the Series A through Series G senior notes and any series of senior notes offered hereby is secured by a pledge of the Capital Stock of certain of our direct and indirect subsidiaries, which pledge is, and will be, shared equally and ratably with the credit facility, the Series A through Series G senior notes and certain other of our Indebtedness ranking pari passu in right of payment with the senior notes. The indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the credit facility will also be pledged to secure each such series of notes on an equal and ratable basis with respect to the Liens securing the credit facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure any such series of notes if the pledge of or grant of a security interest in such shares is prohibited by law. Bankers Trust Company (the administrative agent under the credit facility) currently serves as the collateral agent with respect to such stock pledge, subject to replacement in certain circumstances. So long as the credit facility is in effect, the lenders under the credit facility will have the right to direct the manner and method of enforcement of remedies with respect to the stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the collateral agent, second, pro rata to outstanding principal and interest of the secured Indebtedness, and third, pro rata to other secured obligations.

   Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the credit facility, the pledge of such Capital Stock as collateral securing the notes shall be released; provided that should the obligations of the Operating Partnership under the credit facility subsequently be secured by a pledge of such Capital Stock at any time, the Operating Partnership must cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of holders of the notes.

Ranking

   The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, senior, general obligations of the Operating Partnership, ranking pari passu in right of payment with any other outstanding or future unsubordinated Indebtedness of the Operating Partnership, including, without limitation, the obligations of the Operating Partnership under the credit facility. The Series A through Series G senior notes are, and any series of senior notes offered hereby will be, senior to all subordinated obligations of the Operating Partnership. Each of the Subsidiary Guarantees of the Series A through Series G senior notes and any other series of guaranteed notes, including any series of senior notes offered hereby, will rank pari passu with all current and future unsubordinated Indebtedness, and senior to all current and future subordinated Indebtedness, of the Subsidiary Guarantors. Holders of the notes will be direct creditors of the Subsidiary Guarantors by virtue of such guarantees of the notes.

Optional Redemption

   The dates, if any, on which, and the price or prices at which, any series of senior notes may be redeemed, in whole or in part, at the option of the Operating Partnership, and other detailed terms and provisions of such redemption obligation will be set forth in a prospectus supplement with respect to such series. In the case of a partial redemption of any series of senior notes, the trustee shall select the senior notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The senior notes may be redeemed in part in multiples of $1,000 only. Unless otherwise provided for in a prospectus supplement for a series of senior notes, no series of senior notes will have the benefit of any sinking fund.

Notice

   Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes called for redemption.

Certain Definitions

   Set forth below are certain defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a
Person:

  (1) existing at the time such Person becomes a Restricted Subsidiary of the Company or

  (2) assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Total Assets" means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

   "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that:

  (1) a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control

  (2) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control, and

  (3) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

   "Asset Acquisition" means:

  (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or

  (2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

  (1) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock)

  (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or

  (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the indenture entitled "Consolidation, Merger and Sale of Assets"

provided that "Asset Sale" shall not include:

    (a) sales or other dispositions of inventory, receivables and other current assets

    (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions

    (c)  leases of real estate assets

    (d) Permitted Investments (other than Investments in Cash Equivalents) or Restricted Investments made in accordance with the "Limitation on Restricted Payments" covenant

    (e)  any transaction comprising part of the REIT Conversion and

    (f) any transactions that, pursuant to the "Limitation of Asset Sales" covenant, are defined not to be an "Asset Sale."

   "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

  (1)  the sum of the products of:

    (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security and

    (b)  the amount of such principal (or redemption) payment

         by:

  (2)  the sum of all such principal (or redemption) payments.

   "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

   "Board" means:

  (1) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation

  (2) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue

  (3) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue

  (4) in the case of a limited liability company (an "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue, and

  (5) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

   "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

   "Cash Equivalent" means:

  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof)

  (2) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's

  (3) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's and

  (4) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through (3) inclusive provided that the securities described in clauses (1) through (3) inclusive have a maturity of one year or less after the date of acquisition.

   "Change of Control" means:

  (1) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host Marriott (for so long as Host or Host Marriott is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee

  (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host Marriott for so long as Host or Host Marriott is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable

  (3) during any period of 12 consecutive months after the Issue Date (for so long as Host or Host Marriott is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host Marriott (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host Marriott, as applicable, then in office or

  (4) Host Marriott ceases to be a general partner of the Operating Partnership or ceases to control the Company provided, however, that neither:

  (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host Marriott's other Subsidiaries nor

  (y) the REIT Conversion (or any element thereof) shall, in and of itself, constitute a Change of Control for purposes of this definition.

   "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

   "Closing Date" means August 5, 1998.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

   "Company" means Host Marriott, L.P., and its successors and assigns (and, from the Issue Date to the consummation of the Merger, HMH Properties, Inc., and its successors and assigns).

   "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that:

  (1) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person and

  (2) "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP

(it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein). The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

   "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of:

  (1) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to:

  (2) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period provided that for purposes of such calculation:

  (a) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period

  (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period

  (c) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period and

  (d) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

   "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication:

  (1)  the sum of:

    (a)  Consolidated Interest Expense

    (b) provisions for taxes based on income (to the extent of such Person's proportionate interest therein)

    (c) depreciation and amortization expense (to the extent of such Person's proportionate interest therein)

    (d) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein)

    (e) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that:

      1. such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and

      2. the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (e), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined

    (f) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (2) of this definition and

    (g)  any nonrecurring expenses incurred in connection with the REIT
         Conversion

       minus:

  (2)  the sum of:

    (a) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period and

    (b) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures did not reduce the Consolidated Net Income of such Person for such period and were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of:

  (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the notes issued under the indenture or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including:

    (a) original issue discount and noncash interest payments or accruals on any Indebtedness

    (b)  the interest portion of all deferred payment obligations and

    (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period and

  (2) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries);

provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (1) or (2)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary.

   For purposes of this definition:

  (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and

  (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

   "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that:

  (1) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person

  (2) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded

  (3) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded and

  (4) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3) and (4), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

   "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

   "Conversion Date" means December 29, 1998.

   "Credit Facility" means the credit facility established pursuant to the Credit Agreement, dated as of August 5, 1998 among the Company, Host, certain other Subsidiaries party thereto, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is:

  (1) required to be redeemed on or prior to the Stated Maturity of the notes for cash or property other than Qualified Capital Stock

  (2) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or

  (3) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (1) or (2) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the notes provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event" covenants described below. With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

   Notwithstanding anything to the contrary contained in this definition:

  (a)  the QUIPs are not Disqualified Stock

  (b) any Capital Stock issued by the Operating Partnership to Host Marriott shall not be deemed to be Disqualified Stock solely by reason of a right by Host Marriott to require the Company to make a payment to it sufficient to enable Host Marriott to satisfy its concurrent obligation with respect to Capital Stock of Host Marriott, provided such Capital Stock of Host Marriott would not constitute Disqualified Stock, and

  (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

   "E&P Distribution" means:

  (1) one or more distributions to the shareholders of Host and/or Host Marriott of:

    (a)  shares of SLC and

    (b) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host Marriott from time to time as being necessary to assure that Host and Host Marriott have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host Marriott's election to be taxed as a REIT is effective and

  (2)  the distributions from the Operating Partnership to:

    (a) Host Marriott necessary to enable Host Marriott to make the distributions described in clause (1) and

    (b) holders of Units (other than Host Marriott) required as a result of or a condition to such distributions made pursuant to clause
         (2)(a).

   "Excluded Person" means, in the case of the Company, Host, Host Marriott or any Wholly Owned Subsidiary of Host or Host Marriott.

   "Exempted Affiliate Transaction" means:

  (1) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company

  (2)  payments of reasonable fees and expenses to the members of the Board

  (3) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company

  (4)  Permitted Tax Payments

  (5)  Permitted Sharing Arrangements

  (6)  Procurement Contracts

  (7)  Operating Agreements

  (8) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant and

  (9)  any and all elements of the REIT Conversion.

   "Existing Senior Notes" means amounts outstanding from time to time of:

  (1)  the 9 1/2% Senior Secured Notes due 2005 of the Company

  (2)  the 8 7/8% Senior Notes due 2007 of the Company and

  (3)  the 9% Senior Notes due 2007 of the Company

in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

   "Fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined:

  (1) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction or

  (2) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

   "Fifty Percent Venture" means a Person:

  (1) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests

  (2) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means and

  (3) which is not consolidated for financial reporting purposes with the Company under GAAP.

   "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

   "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part)
provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "HMH Properties" means HMH Properties, Inc, a Delaware corporation, which was merged into the Operating Partnership on December 16, 1998.

   "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

   "Host Marriott" (as used in this prospectus) and "Host REIT" (as used in the indenture) each mean Host Marriott Corporation, a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Operating Partnership following the REIT Conversion, and its successors and assigns.

   "Host REIT Merger" means the merger of Host with and into Host Marriott, with Host Marriott surviving the merger, which merger occurred on December 29, 1998.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

   "Indebtedness" of any Person means, without duplication:

  (1)  all liabilities and obligations, contingent or otherwise, of such
       Person:

    (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof)

    (b)  evidenced by bonds, notes, debentures or similar instruments

    (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors

    (d)  evidenced by bankers' acceptances

    (e)  for the payment of money relating to a Capitalized Lease
         Obligation or

    (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit

  (2) all net obligations of such Person under Interest Swap and Hedging Obligations and

  (3) all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

   "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity.

   For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

  (1) "Investment" shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity

  (2) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and

  (3) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

   "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB--(or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

   "Issue Date" means August 5, 1998.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

   "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership elected to receive at the time of the Partnership Mergers instead of or in exchange for Units.

   "Merger" means the merger of HMH Properties with and into the Operating Partnership, with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

  (1) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries)
     and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

    (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale

    (b) provisions for all Taxes (including Taxes of Host Marriott) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole

    (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold; or (II) is required to be paid as a result of such sale

    (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP, and

    (e) unless Taxes thereon are paid by Host Marriott as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host Marriott's status as a REIT

    (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person) and

  (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

   "Net Investments" means, with respect to any referenced category or group of
Investments:

  (1) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date minus:

  (2) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

   "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host Marriott's status as a REIT.

   "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

   "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

   "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

   "Offering" means the offering of the notes for sale by the Company.

   "Officer's Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an officer of the Company, a Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

   "Old Notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

   "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

   "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership.

   "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

   "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

   "Paying Agent" means, until otherwise designated, the Trustee.

   "Permitted Investment" means any of the following:

  (1)  an Investment in Cash Equivalents

  (2) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments:

    (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company or

    (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a

       Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries

  (3)  an Investment in a Person, provided that:

    (a)  such Person is principally engaged in a Related Business

    (b) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise, and

    (c) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (3) subsequent to the Issue Date would exceed 5% of Total Assets

  (4)  Permitted Sharing Arrangement Payments

  (5) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Asset Sales" (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (2) of the first paragraph of the "Limitation on Asset Sales" covenant)

  (6) Investments in the Company or in Restricted Subsidiaries of the Company

  (7)  Permitted Mortgage Investments

  (8)  any Investments constituting part of the REIT Conversion and

  (9) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (3) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).

   "Permitted Lien" means any of the following:

  (1) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP

  (2) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that:

    (a) the underlying obligations are not overdue for a period of more than 30 days and

    (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP

  (3) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business

  (4) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries

  (5) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto

  (6) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation and

  (7) Liens securing on an equal and ratable basis the notes and any other Indebtedness.

   "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets provided that:

  (1) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements

  (2) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means or

  (3) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (1) and (2) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

   "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution:

  (1) to Host Marriott that is necessary to maintain Host Marriott's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host Marriott's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if:

    (a) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company and

    (b) no Default or Event of Default shall have occurred and be continuing and

  (2) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host Marriott provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units shall have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officer's Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

   "Permitted REIT Payments" means, without duplication, payments to Host Marriott and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host Marriott and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

   "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

   "Permitted Sharing Arrangements Payment" means payments under Permitted Sharing Arrangements.

   "Permitted Tax Payments" means payment of any liability of the Company, Host, Host Marriott or any of their respective Subsidiaries for Taxes.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

   "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, was partially but not Wholly Owned by Host or one of its Subsidiaries.

   "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

   "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

   "Pro Rata Share" means "PRS" where:

     PRS equals CR divided by TC multiplied by OPTC

     where:

      CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries

      TC equals the total contribution to the equity of the issuing Restricted Subsidiary made by the Company and its Restricted Subsidiaries and

      OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

   "Public Partnerships" mean, collectively:

  (1) Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (with which HMC Atlanta Merger Limited Partnership was merged)

  (2) Desert Springs Marriott Limited Partnership, a Delaware limited partnership (with which HMC Desert Merger Limited Partnership was merged)

  (3) Hanover Marriott Limited Partnership, a Delaware limited partnership (with which HMC Hanover Merger Limited Partnership was merged)

  (4) Marriott Diversified American Hotels, L.P., a Delaware limited partnership (with which HMC Diversified Merger Limited Partnership was merged)

  (5) Marriott Hotel Properties Limited Partnership, a Delaware limited partnership (with which HMC Properties I Merger Limited Partnership was merged)

  (6) Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership (with which HMC Properties II Merger Limited Partnership was merged)

  (7) Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership (with which HMC Chicago Merger Limited Partnership was merged)

  (8) Potomac Hotel Limited Partnership, a Delaware limited partnership (with which HMC Potomac Merger Limited Partnership was merged) and

  (9) Marriott Suites Limited Partnership, a Delaware limited partnership (with which MS Merger Limited Partnership was merged)

or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

   "Qualified Assets" means:

  (1) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company and

  (2) other assets related to corporate operations of the Guarantors which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

   "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host Marriott or any Parent of the Company that is not Disqualified Stock.

   "Qualified Exchange" means:

  (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or

  (2) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

   "QUIPS" means the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust.

   "QUIPs Debt" means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

   "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of all of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

   "Rating Category" means currently:

  (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories)

  (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and

  (3) the equivalent of any such category of S&P or Moody's used in another Rating Agency.

   In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody's or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

   "Rating Date" means the date which is 90 days prior to the earlier of:

  (1)  a Change of Control and

  (2) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

   "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of:

  (1)  a Change of Control and

  (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of:

    (a) in the event the notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating, of the notes by either of such Rating Agencies to a rating that is below Investment Grade or

    (b) in the event the notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the notes by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

   "Real Estate Assets" means real property and all FF&E associated or used in connection therewith.

   "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the indenture.

   "Refinancing Indebtedness" means Indebtedness or Disqualified Stock:

  (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or

  (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of:

    (a) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus

    (b)  the lesser of:

      1. the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced and

      2. if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall:

  (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing and

  (y) be subordinated in right of payment to the rights of holders of the notes if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

   "REIT Conversion" means the various transactions which were carried out in connection with Host's conversion to a REIT, as generally described in the S-4 Registration Statement, including without limitation:

  (1) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries

  (2) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other
       Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes)

  (3)  the Partnership Mergers

  (4)  the Private Partnership Acquisitions

  (5)  the issuance of Limited Partner Notes in connection with the foregoing

  (6)  the Blackstone Acquisition

  (7) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets

  (8) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries

  (9)  the Host REIT Merger

  (10)  the E&P Distribution and

  (11) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host Marriott to elect to be treated as a REIT for Federal income tax purposes.

   "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

   "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

   "Restricted Payment" means, with respect to any Person (but without duplication):

  (1) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person

  (2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person

  (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness

  (4)  any Restricted Investment by such Person and

  (5) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members provided, however, that the term "Restricted Payment" does not include:

  (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock

  (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries

  (c)  Permitted Tax Payments

  (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made

  (e) the retirement of Units upon conversion of such Units to Capital Stock of Host Marriott

  (f)  any transactions comprising part of the REIT Conversion

  (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations

  (h)  Permitted REIT Payments and

  (i)  payments in accordance with the existing terms of the QUIPS and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

   "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

   "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

   "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

   "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

   "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

   "S&P" means Standard & Poor's Ratings Services and its successors.

   "Stated Maturity" means:

  (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and

  (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the notes or a Subsidiary Guarantee thereof, as applicable.

   "Subsidiary" means, with respect to any Person:

  (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date

  (2)  any partnership:

    (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest or

    (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated

  (3)  any Non-Controlled Entity and

  (4)  any Fifty Percent Venture.

   "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the notes by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the notes and the indenture.

   "Subsidiary Guarantors" means:

  (1) the current Subsidiary Guarantors identified in the following sentence and

  (2) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the indenture but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the indenture.

   The current Subsidiary Guarantors are:

  (1)  Airport Hotels LLC

  (2)  Host of Boston, Ltd.

  (3)  Host of Houston, Ltd.

  (4)  Host of Houston 1979

  (5)  Chesapeake Financial Services LLC

  (6)  City Center Interstate Partnership LLC

  (7)  HMC Retirement Properties, L.P.

  (8)  HMH Marina LLC

  (9)  Farrell's Ice Cream Parlour Restaurants LLC

  (10)  HMC Atlanta LLC

  (11)  HMC BCR Holdings LLC

  (12)  HMC Burlingame LLC

  (13)  HMC California Leasing LLC

  (14)  HMC Capital LLC

  (15)  HMC Capital Resources LLC

  (16)  HMC Park Ridge LP

  (17)  HMC Partnership Holdings LLC

  (18)  Host Park Ridge LLC

  (19)  HMC Suites LLC

  (20)  HMC Suites Limited Partnership

  (21)  PRM LLC

  (22)  Wellsford-Park Ridge Host Hotel Limited Partnership

  (23)  YBG Associates LLC

  (24)  HMC Chicago LLC

  (25)  HMC Desert LLC

  (26)  HMC Palm Desert LLC

  (27)  MDSM Finance LLC

  (28)  HMC Diversified LLC

  (29)  HMC East Side II LLC

  (30)  HMC Gateway LLC

  (31)  HMC Grand LLC

  (32)  HMC Hanover LLC

  (33)  HMC Hartford LLC

  (34)  HMC Hotel Development LLC

  (35)  HMC HPP LLC

  (36)  HMC IHP Holding LLC

  (37)  HMC Manhattan Beach LLC

  (38)  HMC Market Street LLC

  (39)  New Market Street LP

  (40)  HMC Georgia LLC

  (41)  HMC Mexpark LLC

  (42)  HMC Polanco LLC

  (43)  HMC NGL LLC

  (44)  HMC OLS I L.P.

  (45)  HMC OP BN LLC

  (46)  HMC Pacific Gateway LLC

  (47)  HMC PLP LLC

  (48)  Chesapeake Hotel Limited Partnership

  (49)  HMC Potomac LLC

  (50)  HMC Properties I LLC

  (51)  HMC Properties II LLC

  (52)  HMC RTZ Loan I LLC

  (53)  HMC RTZ II LLC

  (54)  HMC SBM Two LLC

  (55)  HMC Seattle LLC

  (56)  HMC SFO LLC

  (57)  HMC Swiss Holdings LLC

  (58)  HMC Waterford LLC

  (59)  HMH General Partner Holdings LLC

  (60)  HMH Norfolk LLC

  (61)  HMH Norfolk, L.P.

  (62)  HMH Pentagon LLC

  (63)  HMH Restaurants LLC

  (64)  HMH Rivers LLC

  (65)  HMH Rivers, L.P.

  (66)  HMH WTC LLC

  (67)  HMP Capital Ventures LLC

  (68)  HMP Financial Services LLC

  (69)  Host La Jolla LLC

  (70)  City Center Hotel Limited Partnership

  (71)  Times Square LLC

  (72)  Ivy Street LLC

  (73)  Market Street Host LLC

  (74)  MFR of Illinois LLC

  (75)  MFR of Vermont LLC

  (76)  MFR of Wisconsin LLC

  (77)  Philadelphia Airport Hotel LLC

  (78)  PM Financial LLC

  (79)  PM Financial LP

  (80)  HMC Property Leasing LLC

  (81)  HMC Host Restaurants LLC

  (82)  Santa Clara HMC LLC

  (83)  S.D. Hotels LLC

  (84)  Times Square GP LLC

  (85)  Durbin LLC

  (86)  HMC HT LLC

  (87)  HMC JWDC GP LLC

  (88)  HMC JWDC LLC

  (89)  HMC OLS I LLC

  (90)  HMC OLS II L.P. and

  (91)  HMT Lessee Parent LLC

   "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

   "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

   "Total Assets" means the sum of:

  (1)  Undepreciated Real Estate Assets and

  (2) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Total Unencumbered Assets" as of any date means the sum of:

  (1) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and

  (2) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Transaction Date" means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

   "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

   "Units" means the limited partnership units of the Operating Partnership.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that:

  (1) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation

  (2)  either:

    (a) the Subsidiary to be so designated has total assets of $1,000 or less or

    (b) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the "Limitation on Restricted Payments" covenant described below and

  (3) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under the "Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock" and "Limitation on Restricted Payments" covenants.

   The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

  (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the indenture.

   Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

   "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

   "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting, members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

Covenants

   The covenants set forth below and the provisions set forth under the caption "Covenants upon Attainment and Maintenance of an Investment Grade Rating" are applicable to the Series A through Series G senior notes and the senior notes of any series offered hereby, unless in establishing such a series in a board resolution, supplemental indenture or Officers' Certificate, it is provided that such series shall not have the benefit of one or more of such covenants. For the purposes of senior notes of any series, when used in these covenants, the terms "senior notes" shall mean senior notes of that series, and the term "guarantor" and "Subsidiary Guarantor" shall mean, respectively, a Guarantor and Subsidiary Guarantor with respect to senior notes of that series.

 Repurchase of Notes at the Option of the Holder Upon a Change of Control Triggering Event

   Upon the occurrence of a Change of Control Triggering Event, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes pursuant to the unconditional, irrevocable offer to purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

   On or before the Change of Control Payment Date, the Company will:

  (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer

  (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all notes so tendered and

  (3) deliver to the trustee notes so accepted together with an Officer's Certificate listing the aggregate principal amount of the notes or portions thereof being purchased by the Company.

   The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the Change of Control Payment, and the trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any notes not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

   The provisions of the indenture relating to a Change of Control Triggering Event may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the notes upon a Change of Control Triggering Event.

   Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Securities Exchange Act of 1934, as amended, and the rules thereunder and all other applicable Federal and state securities laws.

 Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock

  (1) Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom:

    (a) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company and

    (b) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1 the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

  (2) In addition to the foregoing limitations set forth in (1) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted

     Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

  (3) In addition to the limitations set forth in (1) and (2) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

  (4) Notwithstanding paragraphs (1) or (2), the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following:

    (a) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount)

    (b)  Indebtedness or Disqualified Stock owed:

      (i)  to the Company or

      (ii) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (ii)

    (c) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (a), (b), (d), (f) or (h) of this paragraph) and any refinancings thereof

    (d)  Indebtedness:

      (i) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business

      (ii) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements:

             (A) are designed solely to protect the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and

             (B) do not increase the Indebtedness of the obligor outstanding, at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or

      (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition

    (e) Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

      (i) used to purchase all of the notes tendered in a Change of Control Offer made as a result of a Change of Control or

      (ii) deposited to defease the notes as described below under "Legal Defeasance and Covenant Defeasance"

    (f) Guarantees of the notes and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary

    (g) Indebtedness evidenced by the notes and the Guarantees thereof and represented by the indenture up to the amounts issued pursuant thereto as of the Issue Date

    (h)  the QUIPs Debt

    (i)  Limited Partner Notes and

    (j) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

  (5) For purposes of determining any particular amount of Indebtedness under this covenant:

    (a) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (a) of paragraph (4) of this covenant and

    (b) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness as being Incurred under only one of such clauses.

   Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

 Limitation on Liens

   Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

 Limitation on Restricted Payments

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment:

  (1)  a Default or Event of Default shall have occurred and be continuing

  (2) the Company could not Incur at least $1.00 of Indebtedness under paragraph (1) of the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant or

  (3) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication:

    (a) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date

    (b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the notes) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions

    (c) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments")

    (d) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock and

    (e) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

   Notwithstanding the foregoing, the Company may make Permitted REIT Distributions.

   The Company estimates that as of March 23, 2001, the sum of the amounts referenced in clauses (a) through (e) above was approximately $3.7 billion.

 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

   The Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to:

  (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries

  (2)  pay any Indebtedness owed to the Company or any Subsidiary Guarantor

  (3)  make loans or advances to the Company or any Subsidiary Guarantor or

  (4)  transfer its property or assets to the Company or any Subsidiary
       Guarantor.

   The foregoing provisions shall not prohibit any encumbrances or restrictions:

  (1) imposed under the indenture as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced

  (2) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets)

  (3)  existing under or by reason of applicable law

  (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired

  (5) in the case of clause (4) of the first paragraph of this covenant, (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole

  (6) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary

  (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company) and
       (c) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes or

  (8) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced.

  Nothing contained in this covenant shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from:

    (a) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the "Limitation on Liens" covenant or

    (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

 Limitation on Transactions with Affiliates

   Neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's length transaction with a Person that is not an Affiliate.

   The foregoing limitation does not limit, and shall not apply to:

  (1)  transactions approved by a majority of the Board of the Company

  (2) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company

  (3) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or any payments specifically exempted from the definition of Restricted Payments and

  (4)  Permitted REIT Payments.

  Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses (2) through (4) of the preceding paragraph:

    (a) with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction and

    (b) with an aggregate value in excess of $25 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

 Limitation on Asset Sales

   The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless:

  (1) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company, in good faith and

  (2) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (2) the amount of:

    (a) any Indebtedness (other than Indebtedness subordinated in right of payment to the notes or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and

    (b) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90- day period)

    will be deemed to be cash.

   In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12 month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to the "Reports" covenant), then prior to 12 months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be:

  (1) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days:

    (a) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction

    (b)  Permitted Mortgage Investments or

    (c) a controlling interest in the Capital Stock of an entity engaged in a Related Business provided that concurrently with an Investment specified in clause (c), such entity becomes a Restricted Subsidiary or

  (2) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount).

   Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

   Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the notes and holders of any other

Indebtedness of the Company ranking pari passu with the notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the notes and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of notes and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the notes to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

   Notwithstanding, and without complying with, any of the foregoing provisions:

  (1) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business

  (2) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the "Consolidation, Merger and Sale of Assets" and "Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors" covenants in the indenture

  (3) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable and

  (4) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

  No transaction listed in clauses (1) through (4) inclusive shall be deemed to be an "Asset Sale."

 Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors

   No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless:

  (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under the indenture on the terms set forth in the indenture and

  (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

   The Guarantee of the notes by a Subsidiary Guarantor shall be automatically released upon:

  (a) the sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company

  (b) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company

  (c)  a Legal Defeasance or Covenant Defeasance or

  (d) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness other than the notes.

 Limitation on Status as Investment Company

   The indenture prohibits the Company and its Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

Covenants upon Attainment and Maintenance of an Investment Grade Rating

   The covenants "--Limitation on Liens," "--Limitation on Restricted Payments," "--Limitation on Dividend and other Payment Restrictions Affecting Subsidiary Guarantors," "--Limitation on Asset Sales" and "--Limitation on Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade.

Reports

   Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the trustee and to each holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

Events of Default

   An Event of Default with respect to any series of notes issued under the indenture is defined as:

  (1) the failure by the Company to pay any installment of interest on the notes of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days

  (2) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the notes of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise

  (3) the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the notes of that series or the indenture with respect to that series of notes and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes of that series outstanding

  (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries

  (5) a default in (a) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (i) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity

  (6) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days and

  (7) any other Event of Default with respect to notes of that series, which is specified in a Board Resolution, a supplemental indenture or an Officer's Certificate, in accordance with the indenture.

   The indenture provides that if a Default occurs and is continuing, the trustee must, within 90 days after the occurrence of such default, give to the holders notice of such default; provided that the trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the notes of that series) if it determines that withholding notice is in their interest.

   If an Event of Default with respect to the notes of any series occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to the Company), then either the trustee or the holders of 25% in aggregate principal amount of the notes of that series then outstanding, by notice in writing to the Company (and to the trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of trustee or the holders. The holders of a majority in aggregate principal amount of notes of any series generally are authorized to rescind such acceleration if (x) the Company has paid, or deposited with the trustee funds sufficient to pay, all overdue interest, principal and premium (other than amounts that have become due by the declaration of acceleration), and sums paid or advanced by the trustee and compensation and expenses due to the trustee, and (y) all existing Events of Default with respect to the notes of such series, other than the non-payment of the principal on the notes of that series which has become due solely by such acceleration, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes of a series may direct the trustee in its exercise of any trust or power with respect to such series.

   The holders of a majority in aggregate principal amount of the notes of a series at the time outstanding may waive on behalf of all the holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any note of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series affected; provided that holders of a majority or supermajority (as the case may be) in aggregate principal amount of securities of a series may rescind an acceleration and its consequences including any payment default that resulted from such acceleration, as described above.

   Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the notes of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series.

Consolidation, Merger and Sale of Assets

   The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

  (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Company, on the notes and under the indenture

  (2) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing and

  (3) the Company will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

   Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the notes and the indenture.

Legal Defeasance and Covenant Defeasance

   The Company may, at its option, elect to have its obligations and the obligations of the Guarantors and Subsidiary Guarantors discharged with respect to the outstanding notes of any series ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the indenture shall cease to be of further effect as to all outstanding notes of such series and Guarantees thereof, except as to:

  (1) rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust funds

  (2) the Company's obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust

  (3) the rights, powers, trust, duties, and immunities of the trustee, and the Company's, the Guarantors' and the Subsidiary Guarantors' obligations in connection therewith and

  (4)  the Legal Defeasance provisions of the indenture.

   In addition, the Company may, at its option and at any time, elect, with respect to any series of notes, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes of such series.

   In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of notes

  (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes

  (2) in the case of the Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to trustee confirming that (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (b) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred

  (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred

  (4) no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit

  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound

  (6) the Company shall have delivered to the trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others and

  (7) the Company shall have delivered to the trustee an Officer's Certificate stating that the conditions precedent provided for have been complied with.

Amendments, Supplements and Waivers

   The indenture contains provisions permitting the Company, the Guarantors, the Subsidiary Guarantors and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. Subject to certain limited exceptions, modifications and amendments of the indenture or any supplemental indenture with respect to any series may be made by the Company, the Guarantors, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the notes of such series at the time outstanding) and waivers of compliance by the Company with any provision of the indenture or any supplemental indenture with respect to any series may be made by holders of at least a majority (or supermajority, if applicable) in principal amount of such series; provided that no such modification, amendment or waiver may, without the consent of each holder affected thereby:

  (1) change the Stated Maturity of the principal of, or any installment of interest on, any note

  (2) reduce the principal amount of, or premium, if any, or interest on, any note

  (3) change the place of payment of principal of, or premium, if any, or interest on, any note

  (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note

  (5) reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture

  (6) waive a default in the payment of principal of, premium, if any, or interest on the notes (except a recission of acceleration of the securities of any series and a waiver of the payment default that resulted from such acceleration)

  (7) alter the provisions relating to the redemption of the notes at the option of the Company

  (8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or

  (9)  make the notes subordinate in right of payment to any other
       Indebtedness.

No Personal Liability of Partners, Stockholders, Officers, Directors

   No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors or the Subsidiary Guarantors in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the notes pursuant to the indenture. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

   The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

   The indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of the Company or the Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book Entry; Delivery; Form and Transfer

   Except as set forth below, the senior notes will initially be issued in the form of one or more registered senior notes in global form (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. (DTC's partnership nominee).

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the system of DTC is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   The Company expects that pursuant to procedures established by DTC

  (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with an interest in the Global Note and

  (2) ownership of the senior notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), the Direct Participants and the Indirect Participants.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer senior notes evidenced by the Global Note will be limited to such extent.

   So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by such Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have senior notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in the senior notes represented by a Global Note to pledge such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

   To facilitate subsequent transfers, all senior notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the senior notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the senior notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such senior notes are credited, which may or may not be the beneficial owners of the senior notes. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to the beneficial owners of the senior notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   None of the Company, any Guarantor, any Subsidiary Guarantor, nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of senior notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such senior notes.

   Payments with respect to the principal of, premium, if any, and interest on, any senior notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global

Note representing such senior notes under the Indenture. Under the terms of the indenture, the Company and the Trustee may treat the persons in whose names the senior notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, any Guarantor, any Subsidiary Guarantor, nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior notes (including principal, premium, if any, or interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of DTC. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of senior notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

Certificated Notes

   If:

  (1) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or

  (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of senior notes in definitive form under the indenture,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the senior notes represented by Global Notes. In addition, subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for senior notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

   None of the Company, any Guarantor, any Subsidiary Guarantor, or the Trustee shall be liable for any delay by DTC or any Direct Participant or Indirect Participant in identifying the beneficial owners of the senior notes, and the Company, the Guarantors, the Subsidiary Guarantors, and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the senior notes to be issued).

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

Same Day Settlement and Payment

   The indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                             PLAN OF DISTRIBUTION

   We may sell the senior notes being offered by this prospectus and any accompanying prospectus supplement:

  .  directly to purchasers

  .  through agents

  .  through dealers

  .  through underwriters

  .  directly to our unitholders or

  .  through a combination of any such methods of sale.

In addition, the senior notes may be issued by us as a dividend or distribution.

   The distribution of the senior notes may be effected from time to time in one or more transactions either:

  .  at a fixed price or prices, which may be changed

  .  at market prices prevailing at the time of sale

  .  at prices related to such prevailing market prices or

  .  at negotiated prices.

   Offers to purchase senior notes may be solicited directly by us. Offers to purchase senior notes may also be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the senior notes in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement.

   If a dealer is utilized in the sale of the senior notes in respect of which this prospectus is delivered, Host Marriott will sell such senior notes to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such senior notes to the public at varying prices to be determined by such dealer at the time of resale.

   If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the senior notes in respect of which this prospectus is delivered to the public. In connection with the sale of senior notes, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of senior notes for whom they may act as agents. Underwriters may also sell senior notes to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of senior notes, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

   Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase senior notes pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that the purchase of the senior notes shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and, if the senior notes are also being sold to underwriters, we shall have sold to such underwriters the senior notes not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for senior notes pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of senior notes pursuant to such contracts.

   Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the senior notes in connection with an offering of senior notes, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the senior notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

   The anticipated date of delivery of senior notes will be set forth in the applicable prospectus supplement relating to each offer.

                                 LEGAL MATTERS

   The validity of the senior notes will be passed upon for us by our general counsel or by other counsel to Host Marriott. If the senior notes are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

   Our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by Host Marriott and the Operating Partnership in connection with the issuance and distribution of the securities being registered:

   Registration Fee................................................... $395,200
   Printing and Duplicating Expenses..................................  100,000
   Legal Fees and Expenses............................................  125,000
   Accounting Fees and Expenses.......................................   50,000
   Miscellaneous......................................................   50,000
                                                                       --------
   Total.............................................................. $720,200
                                                                       ========

Item 15. Indemnification of Directors and Officers

   The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation.

   Host Marriott's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") require it to indemnify its directors and officers, whether serving Host Marriott or at Host Marriott's request any other entity, to the full extent permitted by Maryland law, including the advance of expenses to the full extent permitted by law. The Articles of Incorporation permits Host Marriott to indemnify other employees and agents of Host Marriott to such extent as shall be authorized by the Board of Directors or Host Marriott's Bylaws (the "Bylaws") and be permitted by law.

   The Bylaws require Host Marriott, to the maximum extent permitted by Maryland law, to indemnify (i) any director or officer of Host Marriott or former director or officer of Host Marriott, (including any individual who, while a director or officer of Host Marriott and at the express request of Host Marriott, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such entity) who has been successful, on the merits or otherwise, in the defense of a proceeding to which the individual was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (ii) any director or officer or any former director or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result or active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his act or omission was unlawful.

   Host Marriott's Bylaws obligate it to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity, provided that, in the case of a director or officer, Host Marriott shall have received (a) a written affirmation by the director or officer of the officer's good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by Host Marriott as authorized by the Bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by Host Marriott if it shall ultimately be determined that the applicable standard of conduct was not met.

   The Amended and Restated Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limits the liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to the Company and its stockholders is limited under Host Marriott's Articles of Incorporation.

Item 16. Exhibits

                                 Exhibit Index

 1.1* Form of Underwriting Agreement
 4.1  Indenture, dated as of December 2, 1996, between Host Marriott
      Corporation and IBJ Schroeder Bank & Trust Company, as Indenture Trustee
      (incorporated herein by reference to Exhibit 4.3 of Host Marriott
      Corporation's Registration Statement on Form S-3 (SEC File No. 333-
      19923))
 4.2  Guarantee Agreement, dated as of December 2, 1996, between Host Marriott
      Corporation and IBJ Schroeder Bank & Trust Company, as Guarantee Trustee
      (incorporated herein by reference to Exhibit 4.6 of Host Marriott
      Corporation's Registration Statement on Form S-3 (SEC File No. 333-
      19923))
 4.3  Amended and Restated Trust Agreement, dated December 2, 1996, among Host
      Marriott Corporation, IBJ Schroeder Bank & Trust Company, as Property
      Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee,
      and Robert E. Parsons, Jr., Bruce D. Wardinski and Christopher G.
      Townsend, as Administrative Trustees (incorporated herein by reference to
      Exhibit 4.2 of Host Marriott Corporation's Registration Statement on Form
      S-3 (SEC File No. 333-19923))
 4.4  Amended and Restated Indenture, dated as of August 5, 1998, by and among
      HMH Properties, Marine Midland Bank and the guarantors named therein
      (incorporated herein by reference to Exhibit 4.1 to Host Marriott's
      Current Report on Form 8-K filed with the SEC on August 6, 1998)
 4.5  Rights Agreement between Host Marriott and The Bank of New York, as
      Rights Agent, dated as of November 23, 1998 (incorporated herein by reference to Exhibit 4.1 to Host Marriott Corporation's Registration
      Statement on Form 8-A filed with the SEC on December 11, 1998)
 4.6  Articles Supplementary of the Company Classifying and Designating a
      Series of Preferred Stock as Series A Junior Participating Preferred
      Stock and Fixing Distribution and Other Preferences and Rights of Such
      Series (incorporated herein by reference to Exhibit 4.2 to Host Marriott
      Corporation's Registration Statement on Form 8-A filed with the SEC on
      December 11, 1998)
 4.7  Form of Rights Certificate (incorporated herein by reference to Exhibit
      4.3 to Host Marriott Corporation's Registration Statement on Form 8-A
      filed with the SEC on December 11, 1998)
 4.8  Amendment No. 1 to Rights Agreement between Host Marriott and The Bank of
      New York, as Rights Agent, dated as of December 18, 1998 (incorporated herein by reference to Exhibit 4.2 to Host Marriott's Current Report on
      Form 8-K filed with the SEC on December 24, 1998)
 4.9  Amended and Restated Trust Agreement, dated as of December 29, 1998, among HMC Merger Corporation, as Depositor, IBJ Schroder Bank & Trust
      Company, as Property Trustee, Delaware Trust Capital Management, Inc., as
      Delaware Trustee, and Robert E. Parsons, Jr., W. Edward Walter and
      Christopher G. Townsend, as Administrative Trustees (incorporated herein by reference to Exhibit 4.9 to Host Marriott's Annual Report on Form 10-K
      for the year ended December 31, 1998)

  4.10 Specimen Common Stock Certificate (incorporated herein by reference to
       Exhibit 4.7 to Host Marriott's Registration Statement on Form S-4 (SEC
       File No. 333-55807))
  4.11 Articles Supplementary of Host Marriott Corporation Classifying and
       Designating Preferred Stock of the Registrant as 10% Class A Cumulative
       Redeemable Preferred Stock (incorporated herein by reference to Exhibit
       4.1 to Host Marriott's Registration Statement on Form 8-A filed with the
       SEC on July 30, 1999)
  4.12 Articles Supplementary of Host Marriott Corporation Classifying and
       Designating Preferred Stock of the Registrant as 10% Class B Cumulative
       Redeemable Preferred Stock (incorporated herein by reference to Exhibit
       4.1 to Host Marriott's Registration Statement on Form 8-A filed with the
       SEC on November 23, 1999)
  4.13 Articles Supplementary of Host Marriott Corporation Classifying and
       Designating Preferred Stock of the Registrant as 10% Class C Cumulative
       Redeemable Preferred Stock (incorporated herein by reference to Exhibit
       4.2 to Host Marriott's Registration Statement on Form 8-A filed with the
       SEC on March 23, 2001)
  5.1* Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1* Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
 12.1  Statement of Computation of Ratios
 23.1  Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
 23.2  Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
 23.3  Consent of Arthur Andersen LLP, independent public accountants
 24.1  Power of Attorney (included in signature page)
 99.1 Description of Material Federal Income Tax Consequences (incorporated by reference to Exhibit 99.1 to Host Marriott's Current Report on Form 8-K filed with the SEC on May 25, 2001)

--------
* To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

Item 17. Undertakings

   (a) Each undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Each undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) Each undersigned Registrant hereby undertakes that:

      (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host Marriott Corporation

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                   Robert E. Parsons, Jr.
                                                Executive Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, a Delaware corporation, do hereby constitute and appoint Robert E. Parsons, Jr., our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 25TH DAY OF MAY, 2001.

              Signature                                     Title
              ---------                                     -----

   /s/ Christopher J. Nassetta         President, Chief Executive Officer and Director
______________________________________  (principal executive officer)
       Christopher J. Nassetta

    /s/ Robert E. Parsons, Jr.         Executive Vice President and Chief Financial
______________________________________  Officer (principal financial officer)
        Robert E. Parsons, Jr.

      /s/ Donald D. Olinger            Senior Vice President and Corporate Controller
______________________________________  (principal accounting officer)
          Donald D. Olinger

     /s/ Richard E. Marriott           Chairman of the Board of Directors
______________________________________
         Richard E. Marriott

              Signature                             Title
              ---------                             -----

      /s/ R. Theodore Ammon                         Director
______________________________________
          R. Theodore Ammon

       /s/ Robert M. Baylis                         Director
______________________________________
           Robert M. Baylis

      /s/ J.W. Marriott, Jr.                        Director
______________________________________
          J.W. Marriott, Jr.

   /s/ Ann McLaughlin Korologos                     Director
______________________________________
       Ann Mclaughlin Korologos

      /s/ Terence C. Golden                         Director
______________________________________
          Terence C. Golden

      /s/ John G. Schreiber                         Director
______________________________________
          John G. Schreiber

    /s/ Harry L. Vincent, Jr.                       Director
______________________________________
        Harry L. Vincent, Jr.

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host Marriott, L.P.

                                          By: Host Marriott Corporation, its
                                           general partner

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                  Robert E. Parsons, Jr.
                                               Executive Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of Host Marriott Corporation, the general partner of Host Marriott, L.P., do hereby constitute and appoint Robert
E. Parsons, Jr., our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 25TH DAY OF MAY, 2001.

              Signature                                   Title
              ---------                                   -----

   /s/ Christopher J. Nassetta         President, Chief Executive Officer and
______________________________________  Director (principal executive officer)
       Christopher J. Nassetta

    /s/ Robert E. Parsons, Jr.         Executive Vice President and Chief
______________________________________  Financial Officer (principal financial
        Robert E. Parsons, Jr.          officer)

      /s/ Donald D. Olinger            Senior Vice President and Corporate
______________________________________  Controller (principal accounting officer)
          Donald D. Olinger

              Signature                                   Title
              ---------                                   -----


     /s/ Richard E. Marriott           Chairman of the Board of Directors
______________________________________
         Richard E. Marriott

      /s/ R. Theodore Ammon            Director
______________________________________
          R. Theodore Ammon

       /s/ Robert M. Baylis            Director
______________________________________
           Robert M. Baylis

      /s/ J.W. Marriott, Jr.           Director
______________________________________
          J.W. Marriott, Jr.

   /s/ Ann McLaughlin Korologos        Director
______________________________________
       Ann McLaughlin Korologos

      /s/ Terence C. Golden            Director
______________________________________
          Terence C. Golden

      /s/ John G. Schreiber            Director
______________________________________
          John G. Schreiber

    /s/ Harry L. Vincent, Jr.          Director
______________________________________
        Harry L. Vincent, Jr.

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Rivers, L.P

                                          By: HMH Rivers LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Marina LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC SBM Two LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Retirement Properties L.P.

                                          By: Durbin LLC, its General Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Pentagon LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Airport Hotels LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Chesapeake Financial Services LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Capital Resources LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          PRM LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host Park Ridge LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Philadelphia Airport Hotel LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Hartford LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Norfolk LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Norfolk, L.P.

                                          By: HMH Norfolk LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Partnership Holdings LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Suites LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Suites Limited Partnership

                                          By: HMC Suites LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Wellsford-Park Ridge Host Hotel
                                           Limited Partnership

                                          By: Host Park Ridge LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          City Center Interstate Partnership
                                           LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Farrell's Ice Cream Parlour
                                           Restaurants LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Burlingame LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC California Leasing LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Capital LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Grand LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Mexpark LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Polanco LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC NGL LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC OLS I L.P.

                                          By: HMC OLS I LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC RTZ Loan I LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC RTZ II LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Seattle LLC

                                                            *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Swiss Holdings LLC

                                                            *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Waterford LLC

                                                            *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Restaurants LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH Rivers LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH WTC LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMP Capital Ventures LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host La Jolla LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          City Center Hotel Limited
                                           Partnership

                                          By: Host La Jolla LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          MFR of Illinois LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          MFR of Vermont LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          MFR of Wisconsin LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          PM Financial LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          PM Financial LP

                                          By: PM Financial LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Chicago LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC HPP LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Desert LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Hanover LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Diversified LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Properties I LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Potomac LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC East Side II LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Manhattan Beach LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Chesapeake Hotel Limited Partnership

                                          By: HMC PLP LLC, its General Partner

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMH General Partner Holdings LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC IHP Holding LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC OP BN LLC

                                                           *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          S.D. Hotels LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Gateway LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Pacific Gateway LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Market Street LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          New Market Street LP

                                          By: HMC Market Street LLC, its
                                           General Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Times Square LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Times Square GP LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Atlanta LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Ivy Street LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Properties II LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Santa Clara HMC LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC BCR Holdings LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Palm Desert LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Georgia LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC SFO LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Market Street Host LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Property Leasing LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Host Restaurants LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Durbin LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC HT LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC JWDC GP LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC JWDC LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC OLS I LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC OLS II L.P.

                                          By: HMC OLS I LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Park Ridge LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host of Houston 1979

                                          By: Airport Hotels LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host of Houston, Ltd.

                                          By: Airport Hotels LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          Host of Boston, Ltd.

                                          By: Airport Hotels LLC, its General
                                           Partner

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          YBG Associates LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMT Lessee Parent LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC PLP LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMP Financial Services LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          HMC Hotel Development LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 25TH DAY OF MAY, 2001.

                                          MDSM Finance LLC

                                                             *
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President

                                          * Executed below by Robert E.
                                           Parsons, Jr. as President of each
                                           of the Co-Registrants

                                                /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                            Name: Robert E. Parsons, Jr.
                                            Title: President